Exhibit 99.2

Interim unaudited consolidated financial statements of Flagstar Bancorp, Inc. as of and for the three and six months ended June 30, 2022 and June 30, 2021 and the notes related thereto

Flagstar Bancorp, Inc.

Consolidated Statements of Financial Condition

(In millions, except share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$198	$277
Interest-earning deposits	237	774

Total cash and cash equivalents	435	1,051
Investment securities available-for-sale	2,346	1,804
Investment securities held-to-maturity	173	205
Loans held-for-sale ($3,181 and $4,920 measured at fair value, respectively)	3,482	5,054
Loans held-for-investment ($21 and $16 measured at fair value, respectively)	14,655	13,408
Loans with government guarantees	1,144	1,650
Less: allowance for loan losses	(122)	(154)

Total loans held-for-investment and loans with government guarantees, net	15,677	14,904
Mortgage servicing rights	622	392
Federal Home Loan Bank stock	329	377
Premises and equipment, net	354	360
Goodwill and intangible assets	142	147
Bank-owned life insurance	370	365
Other assets	969	824

Total assets	$24,899	$25,483

Liabilities and Stockholders’ Equity
Noninterest bearing deposits	$6,664	$7,088
Interest bearing deposits	9,984	10,921

Total deposits	16,648	18,009
Short-term Federal Home Loan Bank advances and other	3,301	1,880
Long-term Federal Home Loan Bank advances	700	1,400
Other long-term debt	394	396
Other liabilities	1,163	1,080

Total liabilities	22,206	22,765
Commitments and contingencies (refer to Note 15)
Stockholders’ Equity
Common stock $0.01 par value, 80,000,000 shares authorized; 53,329,993 and 53,197,650 shares issued and outstanding, respectively	1	1
Additional paid in capital	1,358	1,355
Accumulated other comprehensive (loss) income	(99)	35
Retained earnings	1,433	1,327

Total stockholders’ equity	2,693	2,718

Total liabilities and stockholders’ equity	$24,899	$25,483

The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.

Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Unaudited)
Interest Income
Loans	$191	$186	$357	$382
Investment securities	17	12	28	23
Interest-earning deposits and other	1	—	1	—

Total interest income	209	198	386	405

Interest Expense
Deposits	7	8	13	18
Short-term Federal Home Loan Bank advances and other	3	1	3	2
Long-term Federal Home Loan Bank advances	3	3	6	6
Other long-term debt	3	3	6	8

Total interest expense	16	15	28	34

Net interest income	193	183	358	371
Benefit for credit losses	(9)	(44)	(13)	(72)

Net interest income after benefit for credit losses	202	227	371	443

Noninterest Income
Net gain on loan sales	27	168	72	395
Loan fees and charges	29	37	56	79
Net return (loss) on mortgage servicing rights	22	(5)	51	(5)
Loan administration income	33	28	66	54
Deposit fees and charges	9	8	18	17
Other noninterest income	11	16	28	36

Total noninterest income	131	252	291	576

Noninterest Expense
Compensation and benefits	122	122	249	266
Occupancy and equipment	46	50	91	95
Commissions	22	51	48	112
Loan processing expense	23	22	44	43
Legal and professional expense	10	11	21	20
Federal insurance premiums	4	4	8	10
Intangible asset amortization	3	3	5	5
General, administrative and other	26	26	51	85

Total noninterest expense	256	289	517	636

Income before income taxes	77	190	145	383
Provision for income taxes	17	43	32	87

Net income	$60	$147	$113	$296

Net income per share
Basic	$1.13	$2.78	$2.12	$5.61
Diluted	$1.12	$2.74	$2.11	$5.54
Cash dividends declared	$0.06	$0.06	$0.12	$0.12
Weighted average shares outstanding
Basic	53,269,631	52,763,868	53,244,886	52,719,959
Diluted	53,535,448	53,536,669	53,556,607	53,417,896

The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.

Consolidated Statements of Comprehensive Income

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Unaudited)
Net income	$60	$147	$113	$296
Other comprehensive (loss) income, net of tax
Investment securities	(68)	(2)	(126)	(17)
Derivatives and hedging activities	(29)	(7)	(8)	15

Other comprehensive loss, net of tax	(97)	(9)	(134)	(2)

Comprehensive (loss) income	$(37)	$138	$(21)	$294

The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.

Consolidated Statements of Stockholders’ Equity

(In millions, except share data)

(unaudited)

	Common Stock		Additional Paid in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholders’ Equity
Three Months Ended June 30, 2022	Number of Shares	Amount

Balance at March 31, 2022	53,236,067	$1	$1,357	$(2)	$1,377	$2,733
Net income	—	—	—	—	60	60
Total other comprehensive loss	—	—	—	(97)	—	(97)
Stock-based compensation	93,720	—	1	—	—	1
Dividends declared and paid	206	—	—	—	(4)	(4)

Balance at June 30, 2022	53,329,993	$1	$1,358	$(99)	$1,433	$2,693

Six Months Ended June 30, 2022
Balance at December 31, 2021	53,197,650	$1	$1,355	$35	$1,327	$2,718
Net income	—	—	—	—	113	113
Total other comprehensive loss	—	—	—	(134)	—	(134)
Stock-based compensation	131,965	—	3	—	—	3
Dividends declared and paid	378	—	—	—	(7)	(7)

Balance at June 30, 2022	53,329,993	$1	$1,358	$(99)	$1,433	$2,693

Three Months Ended June 30, 2021
Balance at March 31, 2021	52,752,600	$1	$1,350	$54	$953	$2,358
Net income	—	—	—	—	147	147
Total other comprehensive loss	—	—	—	(9)	—	(9)
Shares issued from the Employee Stock Purchase Plan	44,245	—	—	—	—	—
Stock-based compensation	65,298	—	6	—	—	6
Dividends declared and paid	121	—	—	—	(4)	(4)

Balance at June 30, 2021	52,862,264	$1	$1,356	$45	$1,096	$2,498

Six Months Ended June 30, 2021
Balance at December 31, 2020	52,656,067	$1	$1,346	$47	$807	$2,201
Net income	—	—	—	—	296	296
Total other comprehensive loss	—	—	—	(2)	—	(2)
Shares issued from the Employee Stock Purchase Plan	106,707	—	—	—	—	—
Stock-based compensation	99,255	—	10	—	—	10
Dividends declared and paid	235	—	—	—	(7)	(7)

Balance at June 30, 2021	52,862,264	$1	$1,356	$45	$1,096	$2,498

The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended June 30,
	2022	2021

	(Unaudited)
Operating Activities
Net cash provided by (used in) operating activities	$1,179	$(677)
Investing Activities
Proceeds from sale of AFS securities including loans that have been securitized	834	1,143
Collection of principal on investment securities AFS	172	428
Purchase of investment securities AFS and other	(898)	(283)
Collection of principal on investment securities HTM	32	107
Proceeds received from the sale of LHFI	—	73
Net closings, purchases, and principal repayments of LHFI	(1,277)	2,139
Acquisition of premises and equipment, net of proceeds	(27)	(14)
Net sale of FHLB stock	48	—
Net proceeds from the sale of MSRs	30	88
Purchase of MSRs	(33)	—
Other, net	(13)	(6)

Net cash (used in) provided by investing activities	(1,132)	3,675

Financing Activities
Net change in deposit accounts	(1,360)	(1,312)
Net change in short-term FHLB borrowings and other short-term debt	1,421	(1,805)
Repayment of long-term FHLB advances	(700)	—
Repayment of long-term debt	—	(246)
Net receipt of payments of loans serviced for others	19	79
Dividends declared and paid	(7)	(7)
Other	9	14

Net cash used in financing activities	(618)	(3,277)

Net change in cash, cash equivalents and restricted cash (1)	(571)	(279)

Beginning cash, cash equivalents and restricted cash (1)	1,092	654

Ending cash, cash equivalents and restricted cash (1)	$521	$375

Supplemental disclosure of cash flow information
Non-cash reclassification of LHFI to LHFS	$4	$48
Non-cash reclassification of LHFS to securitized LHFS	$834	$1,202
MSRs resulting from sale or securitization of loans	$153	$129
Beneficial interest in RMBS	$—	$58
Operating section supplemental disclosures
Proceeds from sales of LHFS	$15,874	$27,359
Closings, premium paid and purchase of LHFS, net of principal repayments	$(15,259)	$(27,761)

(1)	For further information on restricted cash, see Note 8—Derivatives.

The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.

Notes to the Consolidated Financial Statements (Unaudited)

Note 1—Basis of Presentation

The accompanying financial statements of Flagstar Bancorp, Inc. (“Flagstar,” or the “Company”), including its wholly owned principal subsidiary, Flagstar Bank, FSB (the “Bank”), have been prepared using GAAP for interim financial statements. Where we say “we,” “us,” “our,” the “Company,” “Bancorp” or “Flagstar,” we usually mean Flagstar Bancorp, Inc. However, in some cases, a reference to “we,” “us,” “our,” the “Company” or “Flagstar” will include the Bank.

These consolidated financial statements do not include all of the information and footnotes required by GAAP for a full year presentation and certain disclosures have been condensed or omitted in accordance with rules and regulations of the SEC. These interim financial statements are unaudited and include, in our opinion, all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the periods indicated, which are not necessarily indicative of results which may be expected for the full year. These consolidated financial statements and notes should be read in conjunction with the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is available on our website, flagstar.com, and on the SEC website at sec.gov.

On April 26, 2021, it was announced that New York Community Bancorp, Inc. (“NYCB”) and Flagstar had entered into a definitive merger agreement (the “Merger Agreement”) under which the two companies will combine in an all stock merger. Under the terms of the Merger Agreement, Flagstar shareholders will receive 4.0151 shares of NYCB common stock for each Flagstar share they own. The combined company expects to have over $85 billion in assets and operate nearly 400 traditional branches in nine states and over 80 loan production offices across a 28 state footprint. On August 4, 2021, Flagstar’s and NYCB’s shareholders each voted in their respective special meetings of shareholders to approve the proposed business combination. The transaction is subject to customary closing conditions, including regulatory approvals.

On April 26, 2022, NYCB and Flagstar entered into Amendment No. 1 (the “Amendment”) to the Merger Agreement. Under the Amendment, the parties have agreed to: extend the termination date of the Merger Agreement to October 31, 2022; change the structure of the merger of the subsidiary banks, so that Flagstar Bank, FSB will initially convert to a national bank charter and New York Community Bank will merge with and into the national bank, with the national bank as the surviving entity; and clarify that approvals of the FDIC and the New York State Department of Financial Services are no longer required but that the approval of the OCC will be required. Other than as expressly modified by the Amendment, the Merger Agreement, remains in full force and effect.

Completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals.

Note 2—Investment Securities

The following table presents our investment securities:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

	(Dollars in millions)
June 30, 2022
Available-for-sale securities
Agency—Commercial	$1,560	$—	$(74)	$1,486
Agency—Residential	614	—	(53)	561
Corporate debt obligations	57	—	—	57
Municipal obligations	17	—	(1)	16
Other MBS	251	—	(26)	225
Certificate of deposits	1	—	—	1

Total available-for-sale securities (1)	$2,500	$—	$(154)	$2,346

Held-to-maturity securities
Agency—Commercial	$84	$—	$(3)	$81
Agency—Residential	89	—	(4)	85

Total held-to-maturity securities (1)	$173	$—	$(7)	$166

December 31, 2021
Available-for-sale securities
Agency—Commercial	$739	$8	$—	$747
Agency—Residential	690	9	(3)	696
Corporate debt obligations	70	3	—	73
Municipal obligations	20	—	—	20
Other MBS	268	—	(1)	267
Certificate of deposits	1	—	—	1

Total available-for-sale securities (1)	$1,788	$20	$(4)	$1,804

Held-to-maturity securities
Agency—Commercial	$99	$1	$—	$100
Agency—Residential	106	3	—	109

Total held-to-maturity securities (1)	$205	$4	$—	$209

(1)	There were no securities of a single issuer, which are not governmental or government-sponsored, that exceeded 10 percent of stockholders’ equity at June 30, 2022 or December 31, 2021.

We evaluate AFS debt securities where the value has declined below amortized cost for impairment. If we intend to sell or believe it is more likely than not that we will be required to sell the debt security, it is written down to fair value through earnings. For AFS debt securities that we intend to hold, we evaluate the debt securities for expected credit losses, except for debt securities that are guaranteed by the U.S. Treasury, U.S. government agencies or sovereign entities of high credit quality for which we apply a zero loss assumption, and which comprised 88 percent of our AFS portfolio as of June 30, 2022. For the remaining AFS securities, credit losses are recognized as an increase to the ACL through the credit loss provision. If any of the decline in fair value is related to market factors, that amount is recognized in OCI. We had no unrealized credit losses during the three months and six months ended June 30, 2022 and the year ended December 31, 2021.

We separately evaluate our HTM debt securities for any credit losses. As of June 30, 2022 and December 31, 2021, our entire HTM portfolio qualified for the zero loss assumption as all securities are guaranteed by the U.S. Treasury or U.S. government agencies.

Investment securities transactions are recorded on the trade date for purchases and sales. Interest earned on investment securities, including the amortization of premiums and the accretion of discounts, is determined using the effective interest method over the period of maturity and recorded in interest income in the Consolidated Statements of Operations. Accrued interest receivable on investment securities totaled $6 million at June 30, 2022 and $4 million at December 31, 2021, and was reported in other assets on the Consolidated Statements of Financial Condition.

Available-for-sale securities

Securities AFS are carried at fair value. Unrealized gains and losses on AFS securities are reported as a component of other comprehensive income.

We purchased $505 million and $898 million of AFS securities, which were comprised of U.S. government sponsored agency MBS and certificates of deposit during the three and six months ended June 30, 2022, respectively. We purchased $197 million and $283 million of AFS securities, which were comprised of U.S. government sponsored agency MBS, certificates of deposit, and corporate debt obligations, during the three and six months ended June 30, 2021.We did not retain any passive interests in our own private MBS during the three and six months ended June 30, 2022. We retained $58 million of passive interests in our own private MBS during the three and six months ended June 30, 2021.

There were no sales of AFS securities during both the three and six months ended June 30, 2022 and June 30, 2021 other than those related to mortgage loans that had been securitized for sale in the normal course of business.

Held-to-maturity securities

Investment securities HTM are carried at amortized cost and adjusted for amortization of premiums and accretion of discounts using the interest method. Unrealized losses are not recorded to the extent they are temporary in nature.

There were no purchases or sales of HTM securities during both the three and six months ended June 30, 2022 and June 30, 2021.

The following table summarizes the unrealized loss positions on AFS and HTM investment securities, by duration of the unrealized loss:

	Unrealized Loss Position with Duration 12 Months and Over			Unrealized Loss Position with Duration Under 12 Months
	Fair Value	Number of Securities	Unrealized Loss	Fair Value	Number of Securities	Unrealized Loss

	(Dollars in millions)
June 30, 2022
Available-for-sale securities
Agency—Commercial	$7	3	$—	$1,478	104	$(74)
Agency—Residential	—	—	—	561	93	(53)
Municipal obligations	—	—	—	13	7	(1)
Corporate debt obligations	—	—	—	42	11	—
Other mortgage-backed securities	—	—	—	146	10	(26)
Held-to-maturity securities
Agency—Commercial	$—	—	$—	$81	24	$(3)
Agency—Residential	—	—	—	85	47	(4)
December 31, 2021
Available-for-sale securities
Agency—Commercial	$4	2	$—	$143	9	$—
Agency—Residential	—	—	—	291	19	(3)
Municipal obligations	—	—	—	3	1	—
Other mortgage-backed securities	—	1	—	147	5	(1)
Held-to-maturity securities
Agency—Commercial	$—	—	$—	$—	1	$—

Unrealized losses on AFS securities have not been recognized into income because almost all of the portfolio held by us are issued by U.S. government entities and agencies. These securities are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies, and have a long history of no credit losses. The remaining unrealized losses on AFS securities are municipal securities and corporate debt obligations, all of which are considered investment grade or are de minimis. The fair value is expected to recover as the bonds approach maturity.

The following table shows the amortized cost and estimated fair value of securities by contractual maturity:

	Investment Securities Available-for-Sale			Investment Securities Held-to-Maturity
	Amortized Cost	Fair Value	Weighted Average Yield (1)	Amortized Cost	Fair Value	Weighted Average Yield (1)

	(Dollars in millions)
June 30, 2022
Due in one year or less	$5	$5	2.21%	$2	$2	1.96%
Due after one year through five years	10	10	5.15%	3	3	2.86%
Due after five years through 10 years	185	180	2.70%	2	2	2.04%
Due after 10 years	2,300	2,151	2.83%	166	159	2.53%

Total	$2,500	$2,346		$173	$166

(1)	Weighted-average yields are based on amortized cost weighted for the contractual maturity of each security.

We pledge investment securities, primarily agency collateralized and municipal taxable mortgage obligations, to collateralize lines of credit and/or borrowings. At June 30, 2022 and December 31, 2021, we had pledged investment securities of $258 million and $1.5 billion, respectively.

Note 3—Loans Held-for-Sale

The majority of our mortgage loans originated as LHFS are ultimately sold into the secondary market on a whole loan basis or by securitizing the loans into agency, government, or private label MBS. At June 30, 2022 and December 31, 2021, LHFS totaled $3.5 billion and $5.1 billion, respectively. For the six months ended June 30, 2022, we had net gains on loan sales associated with LHFS of $72 million as compared to $395 million for the six months ended June 30, 2021.

At June 30, 2022, residential LHFS of $301 million, net of corporate advance, were recorded at the lower of cost or fair value. At December 31, 2021, we recorded $116 million residential LHFS and commercial LHFS of $18 million at the lower of cost or fair value. We elected the fair value option for the remainder of the loans in the portfolio.

Note 4—Loans Held-for-Investment

We classify loans that we have the intent and ability to hold for the foreseeable future or until maturity as LHFI. We report LHFI at their amortized cost, which includes the outstanding principal balance adjusted for any unamortized premiums, discounts, deferred fees and costs. The accrued interest receivable on LHFI totaled $41 million at June 30, 2022 and $35 million at December 31, 2021 and was reported in other assets on the Consolidated Statements of Financial Condition.

The following table presents our LHFI:

	June 30, 2022	December 31, 2021

	(Dollars in millions)
Consumer loans
Residential first mortgage	$2,205	$1,536
Home equity	645	613
Other	1,331	1,236

Total consumer loans	4,181	3,385

Commercial loans
Commercial real estate	3,387	3,223
Commercial and industrial	2,653	1,826
Warehouse lending	4,434	4,974

Total commercial loans	10,474	10,023

Total loans held-for-investment	$14,655	$13,408

The following table presents the UPB of our loan sales and purchases in the LHFI portfolio:

	Six Months Ended June 30,
	2022	2021

	(Dollars in millions)
Loans Sold (1)
Performing loans	$—	$87

Total loans sold	$—	$87

(1)	Upon a change in our intent, the loans were transferred to LHFS and subsequently sold.

We have pledged certain LHFI, LHFS, and LGG to collateralize lines of credit and/or borrowings with the FRB of Chicago and the FHLB of Indianapolis. At June 30, 2022 and December 31, 2021, we had pledged loans of $8.6 billion and $9.9 billion, respectively.

Allowance for Credit Losses on Loans

We determine the estimate of the ACL on at least a quarterly basis. The ACL represents Management’s estimate of expected lifetime losses in our LHFI portfolio, excluding loans carried under the fair value option. In addition, we record a reserve for expected lifetime losses on our unfunded commitments—see Reserve for Unfunded Commitments section below. Therefore, we record ALLL on relevant financial assets and a reserve for unfunded commitments on our Consolidated Statements of Financial Condition, collectively referred to as the ACL.

Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayments when appropriate. The contractual terms exclude expected extensions, renewals, and modifications unless the following applies: Management has a reasonable expectation at the reporting date that a TDR will be executed with an individual borrower or the extension or renewal options are included in the original or modified contract at the reporting date and are not unconditionally cancellable by us.

The ACL is impacted by changes in asset quality of the portfolio, including but not limited to increases in risk rating changes in our commercial portfolio, borrower delinquencies, changes in FICO scores or changes in LTVs in our consumer portfolio. In addition, while we have incorporated our forecasted impact of COVID-19 into our ACL, the ultimate impact of COVID-19 is still uncertain, including how long economic activity will be impacted by the pandemic and what effect the unprecedented levels of government fiscal and monetary actions will have on the economy and our credit losses.

Specifically identified component. The specifically identified component of ACL related to performing TDR loans is generally measured as the difference between the recorded investment in the specific loan and the present value of the cash flows expected to be collected, discounted at the loan’s original effective interest rate. Estimating the timing and amounts of future cash flow projections is highly judgmental and based upon assumptions including default rates, prepayment probability and loss severities. All of these estimates and assumptions require significant management judgment and certain assumptions are highly subjective.

Specifically identified collateral dependent NPL loans are generally measured as the difference between the recorded investment in the impaired loan and the underlying collateral value less estimated costs to sell. These estimates are dependent on third-party property valuations which may be influenced by factors such as the current and future level of home prices, the duration of current overall economic conditions, and other macroeconomic and portfolio-specific factors.

Model-based component. A general allowance is established for lifetime losses inherent on non-impaired loans by segmenting the portfolio based upon common risk characteristics. Our consumer loan portfolio is segmented into Residential First Mortgage, Home Equity and Other Consumer. Loan characteristics impacting these segments include lien position, credit quality, and loan structure. At a high-level, our commercial loans are segmented into Commercial Real Estate, Commercial and Industrial, and Warehouse Lending. Loan characteristics impacting these segments include credit quality and loan structure.

We measure the allowance using the applicable dual risk rating model which measures probability of default, loss given default and exposure at default. As of June 30, 2022, we utilized the Moody’s May scenarios in our forecast: a growth forecast, weighted at 30 percent; a baseline forecast, weighted at 40 percent; and an adverse forecast, weighted at 30 percent. Within our composite forecast, unemployment ends 2022 at 4 percent, increasing to 4.5 percent in 2023, and will slightly recover in 2024, ending the year at 4 percent. GDP continues to recover throughout 2022 and returns to pre-COVID levels in 2023. HPI decreases by 2 percent from the second quarter of 2022 through the fourth quarter of 2022 before increasing 1 percent by the fourth quarter of 2023.

Qualitative adjustments. The specifically identified component analysis and the output of the model provide a reasonable starting point for our analysis, but do not, by themselves, form a sufficient basis to determine the appropriate level for the ACL. We therefore consider the qualitative factors that are likely to cause the ACL associated with our existing portfolio to differ from the output of the model. The most significant qualitative factors considered include changes in economic and business conditions, changes in nature and volume of portfolio and changes in the volume and severity of past due loans. The application of different inputs into the model calculation and the assumptions used by Management to adjust the model calculation are subject to significant management judgment and may result in actual credit losses that differ from the originally estimated amounts.

The following table presents changes in the ALLL, by class of loan:

	Residential First Mortgage (1)	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total

	(Dollars in millions)
Three Months Ended June 30, 2022
Beginning balance	$43	$16	$34	$22	$13	$3	$131
(Benefit) provision	(10)	5	(2)	—	(2)	1	(8)
Charge-offs	—	—	(3)	—	—	—	(3)
Recoveries	—	—	2	—	—	—	2

Ending allowance balance	$33	$21	$31	$22	$11	$4	$122

Three Months Ended June 30, 2021
Beginning balance	$45	$20	$33	$84	$55	$4	$241
(Benefit) Provision	4	(4)	6	(26)	(17)	(1)	(38)
Charge-offs	(1)	—	(1)	—	—	—	(2)
Recoveries	—	1	—	—	—	—	1

Ending allowance balance	$48	$17	$38	$58	$38	$3	$202

Six Months Ended June 30, 2022
Beginning balance	$40	$14	$36	$28	$32	$4	$154
(Benefit) provision	(6)	6	(3)	(6)	(1)	—	(10)
Charge-offs	(1)	—	(5)	—	(20)	—	(26)
Recoveries	—	1	3	—	—	—	4

Ending allowance balance	$33	$21	$31	$22	$11	$4	$122

Six Months Ended June 30, 2021
Beginning balance	$49	$25	$39	$84	$51	$4	$252
(Benefit) Provision	1	(7)	(1)	(26)	(28)	(1)	(62)
Charge-offs	(3)	(1)	(2)	—	(1)	—	(7)
Recoveries	1	—	2	—	16	—	19

Ending allowance balance	$48	$17	$38	$58	$38	$3	$202

(1)	Includes LGG.

The ALLL was $122 million at June 30, 2022 and $154 million at December 31, 2021. The decrease in the allowance is primarily reflective of changes in our economic forecast and judgment we applied related to those forecasts and underlying borrower credit as a result of the ongoing COVID-19 pandemic.

Loans are considered to be past due when any payment of principal or interest is 30 days past the scheduled payment date. While it is the goal of Management to collect on loans, we attempt to work out a satisfactory repayment schedule or modification with past due borrowers and will undertake foreclosure proceedings if the delinquency is not satisfactorily resolved. Our practices regarding past due loans are designed to both assist borrowers in meeting their contractual obligations and minimize losses incurred by the Bank.

Beginning in March 2020, as a response to COVID-19, customers facing COVID-19 related difficulties were offered forbearance in an effort to help our borrowers get to the other side of the health crisis. As these loans reach the end of their forbearance period, we have been working with each customer to modify or refinance the outstanding loan to fit their new circumstances. Refer to payment deferral information in the Credit Risk Section of the MD&A for additional details.

We cease the accrual of interest on all classes of consumer and commercial loans upon the earlier of becoming 90 days past due, or when doubt exists as to the ultimate collection of principal or interest (classified as nonaccrual or NPLs). When a loan is placed on nonaccrual status, the accrued interest income is reversed and the loan may only return to accrual status when principal and interest become current and are anticipated to be fully collectible. We do not consider accrued interest receivable in our measurement of the ACL as accrued interest is written-off in a timely manner when the loan is placed on nonaccrual. We are not aging receivables for customers who have been granted a payment deferral in response to COVID-19 which remain in the aging category they were in at the time of payment deferral. We continue to accrue interest on these loans, consistent with our forbearance programs.

The following table sets forth the LHFI aging analysis of past due and current loans:

	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due (1)	Total Past Due	Current	Total LHFI (3) (4) (5)

	(Dollars in millions)
June 30, 2022
Consumer loans
Residential first mortgage	$8	$4	$88	$100	$2,105	$2,205
Home equity	3	—	9	12	633	645
Other	4	3	2	9	1,322	1,331

Total consumer loans	15	7	99	121	4,060	4,181
Commercial loans
Commercial real estate	—	—	—	—	3,387	3,387
Commercial and industrial	—	—	—	—	2,653	2,653
Warehouse lending	—	—	—	—	4,434	4,434

Total commercial loans	—	—	—	—	10,474	10,474

Total loans (2)	$15	$7	$99	$121	$14,534	$14,655

December 31, 2021
Consumer loans
Residential first mortgage	$14	$34	$49	$97	$1,439	$1,536
Home equity	8	1	9	18	595	613
Other	4	1	4	9	1,227	1,236

Total consumer loans	26	36	62	124	3,261	3,385
Commercial loans
Commercial real estate	—	—	—	—	3,223	3,223
Commercial and industrial	—	—	32	32	1,794	1,826
Warehouse lending	—	—	—	—	4,974	4,974

Total commercial loans	—	—	32	32	9,991	10,023

Total loans (2)	$26	$36	$94	$156	$13,252	$13,408

(1)	Includes less than 90 days past due performing loans which are placed in nonaccrual. Interest is not being accrued on these loans.
(2)	Includes $8 million and $9 million of past due loans accounted for under the fair value option as of June 30, 2022 and December 31, 2021.
(3)	Collateral dependent loans totaled $147 million and $108 million at June 30, 2022 and December 31, 2021, respectively. The majority of these loans are secured by real estate.
(4)	The interest income recognized on impaired loans was less than $1 million for the three months ended June 30, 2022 and December 31, 2021.
(5)	The delinquency status for loans in forbearance is frozen for loans at inception of the forbearance period and will resume when the borrower’s forbearance period ends.

Interest income is recognized on nonaccrual loans using a cash basis method. Interest that would have been accrued for the three months ended June 30, 2022 was $1 million. At June 30, 2022 and December 31, 2021, we had no loans 90 days or greater past due and still accruing interest.

Reserve for Unfunded Commitments

We estimated expected credit losses over the contractual period in which we are exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by us. The reserve for unfunded commitments is adjusted as a provision for credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life.

The reserve for unfunded commitments is reflected in other liabilities on the Consolidated Statements of Financial Condition and was $13 million as of June 30, 2022, compared to $16 million as of December 31, 2021.

The following categories of off-balance sheet credit exposures have been identified: unfunded loans with available balances, new commitments to lend that are not yet funded, and standby and commercial letters of credit. For further information, see Note 15—Legal Proceedings, Contingencies and Commitments.

Troubled Debt Restructurings

We may modify certain loans in both our consumer and commercial loan portfolios to retain customers or to maximize collection of the outstanding loan balance. TDRs are modified loans in which a borrower demonstrates financial difficulties and for which a concession has been granted as a result. Nonperforming TDRs are included in nonaccrual loans. TDRs remain in nonperforming status until a borrower has made payments and is current for at least six consecutive months. Performing TDRs are not considered to be nonaccrual so long as we believe that all contractual principal and interest due under the restructured terms will be collected. Performing and nonperforming TDRs remain impaired as interest and principal will not be received in accordance with the original contractual terms of the loan agreement. Refer to Note 1- Description of Business, Basis of Presentation, and Summary of Significant Accounting Standards to the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021 for a description of the methodology used to determine TDRs.

Some loan modifications classified as TDRs may not ultimately result in the full collection of principal and interest, as modified, but may give rise to potential incremental losses. We measure impairments using a discounted cash flow method for performing TDRs and measure impairment based on collateral values for nonperforming TDRs.

Beginning in March 2020, as a response to COVID-19, we offered our consumer borrowers principal and interest payment deferrals, forbearance and/or extensions up to a maximum period of 18 months. We considered these programs in the context of whether or not the short-term modifications of these loans and the programs offered to return to payment status would constitute a TDR. We considered the CARES Act, interagency guidance and related guidance from the FASB, which provided that short-term modifications made on a good faith basis in response to COVID-19 to borrowers who were current prior to any relief are not required to be accounted for as TDRs. As a result, we have determined that loans modified under these programs are not TDRs.

The following table provides a summary of TDRs by type and performing status:

	TDRs
	Performing	Nonperforming	Total

	(Dollars in millions)
June 30, 2022
Consumer loans
Residential first mortgage	$16	$18	$34
Home equity	6	2	8

Total TDRs (1)(2)	$22	$20	$42

December 31, 2021
Consumer loans
Residential first mortgage	$14	$11	$25
Home equity	8	2	10

Total consumer TDR loans (1)(2)	22	13	35
Commercial loans
Commercial and industrial	2	—	2

Total commercial TDR loans	2	—	2

Total TDRs (1)(2)	$24	$13	$37

(1)	The ALLL on TDR loans totaled $4 million at both June 30, 2022 and December 31, 2021.
(2)	Includes $1 million and $5 million of TDR loans accounted for under the fair value option at June 30, 2022 and December 31, 2021, respectively.

The following table provides a summary of newly modified TDRs:

	New TDRs
	Number of Accounts	Pre-Modification Unpaid Principal Balance	Post-Modification Unpaid Principal Balance (1)

	(Dollars in millions)
Three Months Ended June 30, 2022
Residential first mortgages	32	$9	$9
Home equity (2)(3)	—	—	—
Consumer	2	—	—

Total TDR loans	34	$9	$9

Three Months Ended June 30, 2021
Residential first mortgages	5	$3	$3
Home equity (2)(3)	1	—	—
Commercial Real Estate	1	2	2

Total TDR loans	7	$5	$5

Six Months Ended June 30, 2022
Residential first mortgages	41	$11	$11
Home equity (2)(3)	1	—	—
Consumer	2	—	—

Total TDR loans	44	$11	$11

Six Months Ended June 30, 2021
Residential first mortgages	11	$7	$7
Home equity (2)(3)	1	—	—
Consumer	—	—	—
Commercial Real Estate	1	2	2

Total TDR loans	13	$9	$9

(1)	Post-modification balances include past due amounts that are capitalized at modification date.
(2)	Home equity post-modification UPB reflects write downs.
(3)	Includes loans carried at the fair value option.

There were no loans modified in the previous 12 months that subsequently defaulted during the three months ended June 30, 2022. All TDR classes within the consumer and commercial loan portfolios are considered subsequently defaulted when they are greater than 90 days past due within 12 months of the restructuring date.

Credit Quality

We utilize a combination of internal and external risk rating systems which are applied to all consumer and commercial loans which are used as loan-level inputs to our ACL models. Descriptions of our risk ratings as they relate to credit quality follow the ratings used by the U.S. bank regulatory agencies as listed below.

Pass. Pass assets are not impaired nor do they have any known deficiencies that could impact the quality of the asset.

Watch. Watch assets are defined as pass-rated assets that exhibit elevated risk characteristics or other factors that deserve Management’s close attention and increased monitoring. However, the asset does not exhibit a potential or well-defined weakness that would warrant a downgrade to criticized or adverse classification.

Special mention. Assets identified as special mention possess credit deficiencies or potential weaknesses deserving Management’s close attention. Special mention assets have a potential weakness or pose an unwarranted financial risk that, if not corrected, could weaken the assets and increase risk in the future. Special mention assets are criticized, but do not expose an institution to sufficient risk to warrant adverse classification.

Substandard. Assets identified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the full collection or liquidation of the debt. Substandard assets are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. For HELOANs and other consumer loans, we evaluate credit quality based on the aging and status of payment activity and any other known credit characteristics that call into question full repayment of the asset. Substandard loans may be placed on either accrual or nonaccrual status.

Doubtful. An asset classified as doubtful has all the weaknesses inherent in one classified substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. A doubtful asset has a high probability of total or substantial loss, but because of specific pending events that may strengthen the asset, its classification as loss is deferred. Doubtful borrowers are usually in default, lack adequate liquidity or capital and lack the resources necessary to remain an operating entity. Pending events can include mergers, acquisitions, liquidations, capital injections, the perfection of liens on additional collateral, the valuation of collateral and refinancing. Generally, pending events should be resolved within a relatively short period and the ratings will be adjusted based on the new information. Due to the high probability of loss, doubtful assets are placed on nonaccrual.

Loss. An asset classified as loss is considered uncollectible and of such little value that the continuance as a bankable asset is not warranted. This classification does not mean that an asset has absolutely no recovery or salvage value, rather that it is not practical or desirable to defer writing off the asset even though partial recovery may be affected in the future

Consumer Loans

Consumer loans consist of open and closed-end loans extended to individuals for household, family, and other personal expenditures. Consumer loans include other consumer product loans and loans to individuals secured by their personal residence, including first mortgage, home equity, and home improvement loans. Because consumer loans are usually relatively small-balance, homogeneous exposures, consumer loans are rated based primarily on payment performance. Payment performance is a proxy for the strength of repayment capacity and loans are generally classified based on their payment status rather than by an individual review of each loan.

In accordance with regulatory guidance, we assign risk ratings to consumer loans in the following manner:

•	Consumer loans are classified as Watch once the loan becomes 60 days past due.

•	Open and closed-end consumer loans 90 days or more past due are classified as Substandard.

Payment activity, credit rating and LTVs have the most significant impact on the ACL for consumer loans. The following table presents the amortized cost in residential and consumer loans based on payment activity:

	Term Loans Amortized Cost Basis by Closing Year						Revolving Loans Amortized	Revolving Loans Converted to Term Loans Amortized		December 31,
As of June 30, 2022	2022	2021	2020	2019	2018	Prior	Cost Basis	Cost Basis	Total	2021

Consumer Loans	(Dollars in millions)
Residential First Mortgage
Pass	$897	$324	$159	$191	$66	$369	$79	$10	$2,095	$1,444
Watch	—	1	—	1	—	3	—	—	5	34
Substandard	—	1	5	25	14	36	—	3	84	43
Home Equity
Pass	3	3	3	11	5	13	539	59	636	604
Watch	—	—	—	—	—	—	—	—	—	1
Substandard	—	—	—	—	—	2	2	3	7	6
Other Consumer
Pass	192	340	195	191	87	4	19	298	1,326	1,229
Watch	—	1	—	1	—	—	1	—	3	2
Substandard	—	—	—	1	1	—	—	—	2	5

Total Consumer Loans (1)(2)	$1,092	$670	$362	$421	$173	$427	$640	$373	$4,158	$3,368

(1)	Excludes loans carried under the fair value option.
(2)	The delinquency status for loans in forbearance are frozen for loans at inception of the forbearance period and will resume when the borrower’s forbearance period ends.

	Term Loans Amortized Cost Basis by Closing Year						Revolving Loans Amortized	Revolving Loans Converted to Term Loans Amortized		December 31,
As of December 31, 2021	2021	2020	2019	2018	2017	Prior	Cost Basis	Cost Basis	Total	2020

Consumer Loans	(Dollars in millions)
Residential First Mortgage
Pass	$318	$197	$233	$89	$108	$407	$82	$10	$1,444	$2,205
Watch	—	1	12	3	4	11	—	3	34	21
Substandard	1	3	7	8	2	21	—	1	43	25
Home Equity
Pass	4	4	15	6	3	15	508	49	604	838
Watch	—	—	—	—	—	—	—	1	1	13
Substandard	—	—	—	—	—	1	2	3	6	3
Other Consumer
Pass	380	227	226	101	1	5	284	5	1,229	1,000
Watch	—	—	1	1	—	—	—	—	2	1
Substandard	1	1	2	1	—	—	—	—	5	3

Total Consumer Loans (1)(2)	$704	$433	$496	$209	$118	$460	$876	$72	$3,368	$4,109

(1)	Excludes loans carried under the fair value option.
(2)	The delinquency status for loans in forbearance are frozen for loans at inception of the forbearance period and will resume when the borrower’s forbearance period ends.

The following table presents the amortized cost in residential and consumer loans based on credit scores:

								Revolving Loans Converted to Term Loans Amortized Cost Basis
	FICO Band Amortized Cost Basis by Closing Year						Revolving Loans Amortized Cost Basis		Total
As of June 30, 2022	2022	2021	2020	2019	2018	Prior

Consumer Loans	(Dollars in millions)
Residential First Mortgage
>750	$369	$177	$71	$91	$30	$218	$47	$3	$1,006
700-750	510	85	49	58	28	129	23	7	889
<700	18	64	44	68	22	61	9	3	289
Home Equity
>750	1	2	1	3	2	4	278	15	306
700-750	2	1	1	5	2	6	225	27	269
<700	—	—	1	3	1	5	38	20	68
Other Consumer
>750	191	341	195	193	88	4	17	187	1,216
700-750	—	—	—	—	—	—	2	91	93
<700	1	—	—	—	—	—	1	20	22

Total Consumer Loans (1)	$1,092	$670	$362	$421	$173	$427	$640	$373	$4,158

(1)	Excludes loans carried under the fair value option.

	FICO Band Amortized Cost Basis by Closing Year						Revolving Loans Amortized	Revolving Loans Converted to Term Loans Amortized
As of December 31, 2021	2021	2020	2019	2018	2017	Prior	Cost Basis	Cost Basis	Total

Consumer Loans	(Dollars in millions)
Residential First Mortgage
>750	$139	$94	$107	$40	$70	$212	$49	$5	$716
700-750	117	58	69	36	36	161	22	6	505
<700	63	49	76	24	8	66	11	3	300
Home Equity
>750	2	2	4	2	1	4	238	13	266
700-750	2	1	6	2	1	6	210	22	250
<700	—	1	5	2	1	6	62	18	95
Other Consumer
>750	251	162	142	56	1	4	273	3	892
700-750	128	62	79	39	—	1	7	—	316
<700	2	4	8	8	—	—	4	2	28

Total Consumer Loans (1)	$704	$433	$496	$209	$118	$460	$876	$72	$3,368

(1)	Excludes loans carried under the fair value option.

Loan-to-value ratios primarily impact the allowance on mortgages within the consumer loan portfolio. The following tables present the amortized cost in residential first mortgages and home equity loans based on loan-to-value ratios:

	LTV Band Amortized Cost Basis by Closing Year						Revolving Loans Amortized	Revolving Loans Converted to Term Loans Amortized
As of June 30, 2022	2022	2021	2020	2019	2018	Prior	Cost Basis	Cost Basis	Total

Consumer Loans	(Dollars in millions)
Residential First Mortgage
>90	$12	$87	$64	$122	$44	$27	$—	$—	$356
71-90	334	100	58	49	18	180	—	—	739
55-70	493	74	23	24	9	116	3	—	742
<55	58	65	19	22	9	85	76	13	347
Home Equity
>90	1	—	—	—	—	5	1	—	7
71-90	1	2	2	8	3	7	328	40	391
<=70	1	1	1	3	2	3	212	22	245

Total (1)	$900	$329	$167	$228	$85	$423	$620	$75	$2,827

(1)	Excludes loans carried under the fair value option.

	LTV Band Amortized Cost Basis by Closing Year						Revolving Loans Amortized	Revolving Loans Converted to Term Loans Amortized
As of December 31, 2021	2021	2020	2019	2018	2017	Prior	Cost Basis	Cost Basis	Total

Consumer Loans	(Dollars in millions)
Residential first mortgage
>90	$88	$74	$142	$53	$16	$16	$—	$—	$389
71-90	109	78	58	29	31	185	—	—	490
55-70	69	26	27	9	36	163	2	—	332
<55	53	23	25	9	31	75	80	14	310
Home Equity
>90	—	—	—	—	1	7	—	—	8
71-90	3	3	11	4	1	6	369	35	432
<=70	1	1	4	2	1	3	141	18	171

Total (1)	$323	$205	$267	$106	$117	$455	$592	$67	$2,132

(1)	Excludes loans carried under the fair value option.

Commercial Loans

Risk rating and the average loan duration have the most significant impact on the ACL for commercial loans. Additional factors which impact the ACL are debt-service-coverage ratio, loan-to-value ratio, interest-coverage ratio and leverage ratio.

Internal audit conducts periodic examinations which serve as an independent verification of the accuracy of the ratings assigned. All loans are examined on at least an annual basis. Loan grades are based on different factors within the borrowing relationship: entity sales, debt service coverage, debt/total net worth, liquidity, balance sheet and income statement trends, management experience, business stability, financing structure and financial reporting requirements. The underlying collateral is also rated based on the specific type of collateral and corresponding LTV. The combination of the borrower and collateral risk ratings results in the final risk rating for the borrowing relationship.

Based on the most recent credit analysis performed, the amortized cost basis, by risk category for each class of loans within the commercial portfolio, is as follows:

	Term Loans Amortized Cost Basis by Closing Year						Revolving Loans Amortized	Revolving Loans Converted to Term Loans Amortized		December
As of June 30, 2022	2022	2021	2020	2019	2018	Prior	Cost Basis	Cost Basis	Total	31, 2021

Commercial Loans	(Dollars in million)
Commercial real estate
Pass	$198	$566	$201	$401	$286	$651	$867	$110	$3,280	$3,071
Watch	—	—	7	2	10	56	26	6	107	128
Special mention	—	—	—	—	—	—	—	—	—	2
Substandard	—	—	—	—	—	—	—	—	—	22
Commercial and industrial
Pass	76	257	73	152	29	74	1,904	—	2,565	1,685
Watch	—	4	10	—	5	—	13	—	32	71
Special mention	—	9	—	—	—	—	—	—	9	—
Substandard	—	—	—	—	17	2	28	—	47	70
Warehouse
Pass	4,204	—	—	—	—	—	—	—	4,204	4,834
Watch	180	—	—	—	—	—	—	—	180	140
Special mention	—	—	—	—	—	—	—	—	—	—
Substandard	50	—	—	—	—	—	—	—	50	—

Total commercial loans	$4,708	$836	$291	$555	$347	$783	$2,838	$116	$10,474	$10,023

	Term Loans Amortized Cost Basis by Closing Year						Revolving Loans Amortized	Revolving Loans Converted to Term Loans Amortized		December
As of December 31, 2021	2021	2020	2019	2018	2017	Prior	Cost Basis	Cost Basis	Total	31, 2020

Commercial Loans	(Dollars in million)
Commercial real estate
Pass	$518	$257	$558	$313	$238	$402	$785	$—	$3,071	$2,805
Watch	2	5	1	13	64	35	8	—	128	166
Special mention	—	—	2	—	—	—	—	—	2	53
Substandard	—	—	—	—	22	—	—	—	22	37
Commercial and industrial
Pass	257	81	156	30	95	7	1,059	—	1,685	1,200
Watch	4	4	10	9	—	—	44	—	71	106
Special mention	—	—	—	—	—	—	—	—	—	24
Substandard	—	—	17	18	2	—	33	—	70	52
Warehouse
Pass	4,834	—	—	—	—	—	—	—	4,834	7,398
Watch	140	—	—	—	—	—	—	—	140	260
Special mention	—	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—	—

Total commercial loans	$5,755	$347	$744	$383	$421	$444	$1,929	$—	$10,023	$12,101

Note 5—Loans with Government Guarantees

Substantially all LGG are insured or guaranteed by the FHA or the U.S. Department of Veterans Affairs. Nonperforming repurchased loans in this portfolio earn interest at a rate based upon the 10-year U.S. Treasury note rate from the time the underlying loan becomes 60 days delinquent until the loan is conveyed to HUD (if foreclosure timelines are met), which is not paid by the FHA until claimed. The Bank has a unilateral option to repurchase loans sold to GNMA if the loan is due, but unpaid, for three consecutive months (typically referred to as 90 days past due) and can recover losses through a claims process from the guarantor. These loans are recorded in LGG and the liability to repurchase the loans is recorded in Other liabilities on the Consolidated Statements of Financial Condition. As of June 30, 2022, this liability was $101 million, as compared to $200 million as of December 31, 2021. Certain loans within our portfolio may be subject to indemnifications and insurance limits which expose us to limited credit risk. We have reserved for these risks within other assets and as a component of our ACL on residential first mortgages.

At June 30, 2022 and December 31, 2021, LGG totaled $1.1 billion and $1.7 billion, respectively.

Repossessed assets and the associated claims related to government guaranteed loans are recorded in other assets and totaled $13 million and $7 million, at June 30, 2022 and December 31, 2021, respectively.

Note 6 - Variable Interest Entities

We have no consolidated VIEs as of June 30, 2022 and December 31, 2021.

In connection with our non-qualified mortgage securitization activities, we have retained a five percent interest in the investment securities of certain trusts (“other MBS”) and are contracted as the servicer of the underlying loans, compensated based on market rates, which constitutes a continuing involvement in these trusts. Although we have a variable interest in these securitization trusts, we are not their primary beneficiary due to the relative size of our investment in comparison to the total amount of securities issued by the VIE and our inability to direct activities that most significantly impact the VIE’s economic performance. As a result, we have not consolidated the assets and liabilities of the VIE in our Consolidated Statements of Financial Condition. The Bank’s maximum exposure to loss is limited to our five percent retained interest in the investment securities that had a fair value of $225 million as of June 30, 2022 as well as the standard representations and warranties made in conjunction with the loan transfers. See Note 2—Investment Securities and Note 16—Fair Value Measurements, for additional information.

Note 7—Mortgage Servicing Rights

We have investments in MSRs that result from the sale of loans to the secondary market for which we retain the servicing. We account for MSRs at their fair value. A primary risk associated with MSRs is the potential reduction in fair value as a result of higher than anticipated prepayments due to loan refinancing prompted, in part, by declining interest rates or government intervention. Conversely, these assets generally increase in value in a rising interest rate environment to the extent that prepayments are slower than anticipated. We utilize derivatives as economic hedges to offset changes in the fair value of the MSRs resulting from the actual or anticipated changes in prepayments stemming from changing interest rate environments. There is also a risk of valuation decline due to higher than expected default rates, which we do not believe can be effectively managed using derivatives. For further information regarding the derivative instruments utilized to manage our MSR risks, see Note 8—Derivative Financial Instruments.

Changes in the fair value of residential first mortgage MSRs were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions)
Balance at beginning of period	$523	$428	$392	$329
Additions from loans sold with servicing retained	74	64	153	129
Purchases	23	—	36	—
Reductions from sales	(32)	(96)	(32)	(96)
Decrease in MSR fair value due to pay-offs, pay-downs, run-off, model changes, and other (1)	(15)	(32)	(23)	(71)
Changes in estimates of fair value due to interest rate risk (1) (2)	49	(22)	96	51

Fair value of MSRs at end of period	$622	$342	$622	$342

(1)	Changes in fair value are included within net return on mortgage servicing rights on the Consolidated Statements of Operations.
(2)	Represents estimated MSR value change resulting primarily from market-driven changes which we manage through the use of derivatives.

The following table summarizes the hypothetical effect on the fair value of servicing rights using adverse changes of 10 percent and 20 percent to the weighted average of certain significant assumptions used in valuing these assets:

	June 30, 2022			December 31, 2021
		Fair value			Fair value
	Actual	10% adverse change	20% adverse change	Actual	10% adverse change	20% adverse change

	(Dollars in millions)
Option adjusted spread	6.16%	$609	$597	7.12%	$383	$374
Constant prepayment rate	7.95%	603	585	9.24%	373	355
Weighted average cost to service per loan	$79.39	615	608	$79.38	387	383

The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. Changes in fair value based on adverse changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. To isolate the effect of the specified change, the fair value shock analysis is consistent with the identified adverse change, while holding all other assumptions constant. In practice, a change in one assumption generally impacts other assumptions, which may either magnify or counteract the effect of the change. For further information on the fair value of MSRs, see Note 16—Fair Value Measurements.

Contractual servicing and subservicing fees. Contractual servicing and subservicing fees, including late fees and other ancillary income are presented below. Contractual servicing fees are included within net return on mortgage servicing rights on the Consolidated Statements of Operations. Contractual subservicing fees including late fees and other ancillary income are included within loan administration income on the Consolidated Statements of Operations. Subservicing fee income is recorded for fees earned on subserviced loans, net of third-party subservicing costs.

The following table summarizes income and fees associated with owned MSRs:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions)
Net return (loss) on mortgage servicing rights
Servicing fees, ancillary income and late fees (1)	$32	$29	$62	$60
Decreases in MSR fair value due to pay-offs, pay-downs, run-off, model changes, and other	(15)	(32)	(23)	(71)
Changes in fair value due to interest rate risk	49	(22)	96	51
Loss on MSR derivatives (2)	(43)	27	(84)	(38)
Net transaction costs	(1)	(7)	—	(7)

Total return included in net return on mortgage servicing rights	$22	$(5)	$51	$(5)

(1)	Servicing fees are recorded on an accrual basis. Ancillary income and late fees are recorded on a cash basis.
(2)	Changes in the derivatives utilized as economic hedges to offset changes in fair value of the MSRs.

The following table summarizes income and fees associated with our mortgage loans subserviced for others:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions)
Loan administration income on mortgage loans subserviced
Servicing fees, ancillary income and late fees (1)	$37	$33	$74	$65
Charges on subserviced custodial balances (2)	(4)	(2)	(6)	(5)
Other servicing charges	—	(2)	(2)	(5)

Total income on mortgage loans subserviced, included in loan administration	$33	$29	$66	$55

(1)	Servicing fees are recorded on an accrual basis. Ancillary income and late fees are recorded on cash basis.
(2)	Charges on subserviced custodial balances represent interest due to the MSR owner.

Note 8 - Derivative Financial Instruments

Derivative financial instruments are recorded at fair value in other assets and other liabilities on the Consolidated Statements of Financial Condition. Our policy is to present our derivative assets and derivative liabilities on the Consolidated Statements of Financial Condition on a gross basis, even when provisions allowing for set-off are in place. However, for derivative contracts cleared through certain central clearing parties, variation margin payments are recognized as settlements. We are exposed to non-performance risk by the counterparties to our various derivative financial instruments. A majority of our derivatives are centrally cleared through a Central Counterparty Clearing House or consist of residential mortgage interest rate lock commitments further limiting our exposure to non-performance risk. We believe that the non-performance risk inherent in our remaining derivative contracts is minimal based on credit standards and the collateral provisions of the derivative agreements.

Derivatives not designated as hedging instruments: We maintain a derivative portfolio of interest rate swaps, futures and forward commitments used to manage exposure to changes in interest rates and MSR asset values and to meet the needs of customers. We also enter into interest rate lock commitments, which are commitments to originate mortgage loans whereby the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate. Market risk on interest rate lock commitments and mortgage LHFS is managed using corresponding forward sale commitments and U.S. Treasury futures. Changes in the fair value of derivatives not designated as hedging instruments are recognized on the Consolidated Statements of Operations.

Derivatives designated as hedging instruments: We have designated certain interest rate swaps as fair value hedges of our subordinated debt. Cash flows and the income impact associated with designated hedges are reported in the same category as the underlying hedged item. We have also designated certain interest rate swaps as cash flow hedges on LIBOR-based variable interest payments on certain commercial loans. Changes in the fair value of derivatives designated as cash flow hedges are recorded in other comprehensive income on the Consolidated Statement of Financial Condition and reclassified into interest income in the same period in which the hedge transaction is recognized in earnings.

During the first quarter of 2022, we de-designated all of our cash flow hedges of custodial deposits. We evaluate the probability of hedged forecasted transactions on at least a quarterly basis relating to amounts deferred in OCI. Amounts recorded in OCI related to de-designated cash flow hedges of forecasted transactions, which remain probable to occur, are reclassified into net loan administration income in the same period in which the hedged transaction is recognized into earnings. Also during the first quarter of 2022, we de-designated our fair value hedge of residential first HFI mortgage loans and our fair value hedges of available for sale securities utilizing the last of layer method. The basis adjustments relating to these terminated fair value hedges are recognized in earnings consistent with other components of the carrying value of the previously hedged items.

We had $43 million (net-of-tax) of unrealized gains on de-designated cash flow hedges recorded in AOCI as of June 30, 2022. The estimated amount to be reclassified from OCI into earnings on de-designated hedging relationships during the next 12 months represents $10 million (net-of-tax) of gains. We had $31 million (net-of-tax) of unrealized losses on derivatives designated in hedge relationships as of June 30, 2022. The estimated amount to be reclassified from OCI into earnings during the next 12 months beginning June 30, 2022 represents $1 million (net-of-tax) of losses. At December 31, 2021, we had $20 million (net-of-tax) of unrealized gains on derivatives classified as cash flow hedges recorded in AOCI.

Derivatives that are designated in hedging relationships are assessed for effectiveness using regression analysis at inception and qualitatively thereafter, unless regression analysis is deemed necessary. All designated hedge relationships were and are expected to be highly effective as of June 30, 2022.

The following tables present the notional amount, estimated fair value and maturity of our derivative financial instruments:

	June 30, 2022 (1)
	Notional Amount	Fair Value (2)	Expiration Dates

	(Dollars in millions)
Derivatives in cash flow hedge relationships:
Assets
Interest rate swaps on commercial loans	$2,800	$13	2025
Derivatives in fair value hedge relationships:
Assets
Interest rate swaps on subordinated debt	150	—	2025

Total	$150	$—

Derivatives not designated as hedging instruments:
Assets
Futures	$978	$2	2022-2023
Mortgage-backed securities forwards	3,366	43	2022
Rate lock commitments	4,577	34	2022
Interest rate swaps and swaptions	7,227	170	2022-2052

Total	$16,148	$249

Liabilities
Mortgage-backed securities forwards	$2,831	$31	2022
Rate lock commitments	999	9	2022
Interest rate swaps	2,262	41	2022-2032

Total	$6,092	$81

(1)

Variation margin pledged to, or received from, a Central Counterparty Clearing House to cover the prior day’s fair value of open positions is considered a settlement of the derivative position for accounting purposes.

(2)	Derivative assets and liabilities are included in other assets and other liabilities on the Consolidated Statements of Financial Condition, respectively.

	December 31, 2021 (1)
	Notional Amount	Fair Value (2)	Expiration Dates

	(Dollars in millions)
Derivatives in cash flow hedge relationships:
Liabilities
Interest rate swaps on custodial deposits	$800	—	2026-2027
Derivatives in fair value hedge relationships:
Assets
Interest rate swaps on AFS securities	$85	$—	2022

Total derivative assets	$85	$—

Liabilities
Interest rate swaps on HFI residential first mortgages	$100	$—	2024
Interest rate swaps on AFS securities	350	—	2024-2025

Total derivative liabilities	$450	$—

Derivatives not designated as hedging instruments:
Assets
Futures	$1,117	$—	2022-2023
Mortgage-backed securities forwards	4,008	11	2022
Rate lock commitments	5,169	54	2022
Interest rate swaps and swaptions	4,070	76	2022-2031

Total	$14,364	$141

Liabilities
Mortgage-backed securities forwards	$4,023	$14	2022
Rate lock commitments	370	1	2022
Interest rate swaps and swaptions	1,493	5	2022-2031

Total	$5,886	$20

(1)

Variation margin pledged to or received from a Central Counterparty Clearing House to cover the prior day’s fair value of open positions, is considered a settlement of the derivative position for accounting purposes.

(2)	Derivative assets and liabilities are included in other assets and other liabilities on the Consolidated Statements of Financial Condition, respectively.

The following table presents the derivatives subject to a master netting arrangement, including the cash pledged as collateral:

		Gross Amounts Netted in the Statements of Financial Condition	Net Amount Presented in the Statements of Financial Condition	Gross Amounts Not Offset in the Statements of Financial Condition
	Gross Amount			Financial Instruments	Cash Collateral

	(Dollars in millions)
June 30, 2022
Derivatives designated as hedging instruments:
Assets
Interest rate swaps on subordinated debt	$—	$—	$—	$—	$2
Interest rate swaps on commercial loans	13	—	13	—	41

Total derivative assets	$13	$—	$13	$—	$43

Derivatives not designated as hedging instruments:
Assets
Mortgage-backed securities forwards	$43	$—	$43	$—	$40
Interest rate swaps and swaptions (1)	170	—	170	—	60
Futures	2	—	2	—	2

Total derivative assets	$215	$—	$215	$—	$102

Liabilities
Mortgage-backed securities forwards	$31	$—	$31	$—	$12
Interest rate swaps	41	—	41	—	34

Total derivative liabilities	$72	$—	$72	$—	$46

December 31, 2021
Derivatives designated as hedging instruments:
Assets
Interest rate swaps on AFS securities	$—	$—	$—	$—	$1

Total derivative assets	$—	$—	$—	$—	$1

Liabilities
Interest rate swaps on AFS securities	$—	$—	$—	$—	$4
Interest rate swaps on HFI residential first mortgages	—	—	—	—	1
Interest rate swaps on custodial deposits	—	—	—	—	9

Total derivative liabilities	$—	$—	$—	$—	$14

Derivatives not designated as hedging instruments:
Assets
Mortgage-backed securities forwards	$10	$—	$10	$—	$12
Interest rate swaptions (1)	77	—	77	—	17

Total derivative assets	$87	$—	$87	$—	$29

Liabilities
Mortgage-backed securities forwards	$14	$—	$14	$—	$9
Interest rate swaps	6	—	6	—	24

Total derivative liabilities	$20	$—	$20	$—	$33

(1)

Variation margin pledged to, or received from, a Central Counterparty Clearing House to cover the prior day’s fair value of open positions is considered settlement of the derivative position for accounting purposes.

Gains of $10 million on cash flow hedging relationships of commercial loans were reclassified from AOCI into interest income during the three and six months ended June 30, 2022. There were no cash flow hedging relationships of commercial loans during the three and six months ended June 30, 2021.

Gains of $4 million and $3 million on the de-designated cash flow hedging relationships of custodial deposits were reclassified from AOCI into loan administration income during the three and six months ended June 30, 2022, respectively. Losses of $1 million and $2 million on cash flow hedging relationships of custodial deposits were reclassified from AOCI into loan administration income during the three and six months ended June 30, 2021, respectively.

Gains of $2 million and $1 million on the de-designated fair value hedging relationships of AFS securities were recorded in interest income for the three and six months ended June 30, 2022, respectively. Losses of $1 million and $2 million on fair value hedging relationships of AFS securities were recorded in interest income for the three and six months ended June 30, 2021, respectively.

Gains and losses on the de-designated fair value hedging relationships of HFI residential first mortgages for the three and six months ended June 30, 2022 and June 30, 2021 were de-minimis.

At June 30, 2022, we pledged a total of $113 million related to derivative financial instruments, consisting of $28 million of cash collateral on derivative liabilities and $85 million of maintenance margin on centrally cleared derivatives. We had an obligation to return a total of $79 million of cash collateral on derivative assets at June 30, 2022. We pledged a total of $66 million related to derivative financial instruments, consisting of $28 million of cash collateral on derivative liabilities and $38 million of maintenance margin on centrally cleared derivatives and had a $12 million obligation to return cash on derivative assets at December 31, 2021. Within the Consolidated Statements of Financial Condition, the collateral related to derivative activity is included in other assets and other liabilities and the cash pledged as maintenance margin is restricted and included in other assets.

The following table presents net gain recognized in income on derivative instruments, net of the impact of offsetting positions:

		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021

		(Dollars in millions)
Derivatives not designated as hedging instruments:	Location of gain (loss)
Futures	Net return on mortgage servicing rights	$1	$—	$4	$—
Interest rate swaps and swaptions	Net return on mortgage servicing rights	(35)	20	(48)	(27)
Mortgage-backed securities forwards	Net return on mortgage servicing rights	(8)	7	(39)	(11)
Rate lock commitments and MSR forwards	Net gain on loan sales	(116)	(178)	(12)	(15)
Forward commitments	Other noninterest income	(3)	—	(3)	—
Interest rate swaps (1)	Other noninterest income	1	1	3	1

Total derivative gain (loss)		$(160)	$(150)	$(95)	$(52)

(1)	Includes customer-initiated commercial interest rate swaps.

Note 9—Borrowings

Federal Home Loan Bank Advances and Other Borrowings

The following is a breakdown of our FHLB advances and other borrowings outstanding:

	June 30, 2022		December 31, 2021
	Amount	Rate	Amount	Rate

	(Dollars in millions)
Short-term fixed rate term advances	$3,300	1.54%	$1,600	0.19%
Other short-term borrowings	1	1.90%	280	0.11%

Total short-term Federal Home Loan Bank advances and other borrowings	3,301		1,880
Long-term fixed rate advances	700	1.43%	1,400	0.90%

Total Federal Home Loan Bank advances and other borrowings	$4,001		$3,280

The following table contains detailed information on our FHLB advances and other borrowings:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions)
Maximum outstanding at any month end	$4,001	$3,575	$4,001	$4,737
Average outstanding balance	2,107	3,622	2,013	3,800
Average remaining borrowing capacity	3,261	5,295	3,851	5,389
Weighted average interest rate	1.09%	0.45%	0.91%	0.44%

The following table outlines the maturity dates of our FHLB advances and other borrowings:

June 30, 2022
(Dollars in millions)
2022	$3,301
2023	500
2024	100
2025	—
Thereafter	100

Total	$4,001

Parent Company Senior Notes, Subordinated Notes and Trust Preferred Securities

The following table presents long-term debt, net of debt issuance costs:

	June 30, 2022		December 31, 2021
	Amount	Interest Rate	Amount	Interest Rate

	(Dollars in millions)
Subordinated Notes
Notes, matures 2030	147	4.125%	149	4.125%
Trust Preferred Securities
Floating Three Month LIBOR Plus:
3.25%, matures 2032	26	5.45%	26	3.47%
3.25%, matures 2033	26	4.29%	26	3.37%
3.25%, matures 2033	26	5.50%	26	3.47%
2.00%, matures 2035	26	3.04%	26	2.12%
2.00%, matures 2035	26	3.04%	26	2.12%
1.75%, matures 2035	51	3.58%	51	1.95%
1.50%, matures 2035	25	2.54%	25	1.62%
1.45%, matures 2037	25	3.28%	25	1.65%
2.50%, matures 2037	16	4.33%	16	2.70%

Total Trust Preferred Securities	247		247

Total other long-term debt	$394		$396

Subordinated Notes

On October 28, 2020, we issued $150 million of Subordinated Debt (the “Notes”) with a maturity date of November 1, 2030. The Notes bear interest at a fixed rate of 4.125 percent through October 31, 2025, and a variable rate tied to SOFR thereafter until maturity. We have the option to redeem all or a part of the Notes beginning on November 1, 2025, and on any subsequent interest payment date. The Notes qualify as Tier 2 capital for regulatory purposes.

Trust Preferred Securities

We sponsor nine trust subsidiaries, which issued preferred stock to third party investors. We issued junior subordinated debt securities to those trusts, which we have included in long-term debt. The junior subordinated debt securities are the sole assets of those trusts. The trust preferred securities are callable by us at any time. Interest is payable quarterly; however, we may defer interest payments for up to 20 quarters without default or penalty. As of June 30, 2022, we had no deferred interest.

Note 10—Accumulated Other Comprehensive Income (Loss)

The following table sets forth the components in AOCI:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions)
Investment Securities
Beginning balance	$(43)	$37	$15	$52
Unrealized loss	(82)	(2)	(159)	(22)
Less: Tax benefit	(14)	—	(33)	(5)

Net unrealized loss	(68)	(2)	(126)	(17)

Other comprehensive loss, net of tax	(68)	(2)	(126)	(17)

Ending balance	$(111)	$35	$(111)	$35

Cash Flow Hedges
Beginning balance	$41	$17	$20	$(5)
Unrealized (loss) gain	(24)	(9)	5	17
Less: Tax (benefit) provision	(6)	(1)	2	4

Net unrealized (loss) gain	(18)	(8)	3	13
Reclassifications (into) out of AOCI (1)	(14)	1	(14)	2
Less: Tax (benefit) provision	(3)	—	(3)	—

Other comprehensive (loss) income, net of tax	(29)	(7)	(8)	15
Ending balance	$12	$10	$12	$10

(1)	Reclassifications are reported in noninterest income on the Consolidated Statements of Operations.

Note 11 - Earnings Per Share

Basic earnings per share, excluding dilution, is computed by dividing earnings applicable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock or resulted in the issuance of common stock that could then share in our earnings.

The following table sets forth the computation of basic and diluted earnings per share of common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions, except share data)
Net income applicable to common shareholders	$60	$147	$113	$296
Weighted Average Shares
Weighted average common shares outstanding	53,269,631	52,763,868	53,244,886	52,719,959
Effect of dilutive securities
Stock-based awards	265,817	772,801	311,721	697,937

Weighted average diluted common shares	53,535,448	53,536,669	53,556,607	53,417,896

Earnings per common share
Basic earnings per common share	$1.13	$2.78	$2.12	$5.61
Effect of dilutive securities
Stock-based awards	(0.01)	(0.04)	(0.01)	(0.07)

Diluted earnings per common share	$1.12	$2.74	$2.11	$5.54

Note 12—Stock-Based Compensation

We had stock-based compensation expense of $2 million and $4 million for the three and six months ended June 30, 2022, respectively, and $4 million and $7 million for the three and six months ended June 30, 2021, respectively.

Restricted Stock and Restricted Stock Units

The following table summarizes restricted stock and restricted stock units activity:

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	Shares	Weighted — Average Grant-Date Fair Value per Share	Shares	Weighted — Average Grant-Date Fair Value per Share
Restricted Stock and Restricted Stock Units
Non-vested balance at beginning of period	671,390	$36.47	600,573	$36.61
Granted	293,152	37.03	427,218	36.90
Vested	(133,442)	35.75	(177,198)	36.91
Canceled and forfeited	(29,723)	33.81	(49,216)	33.55

Non-vested balance at end of period	801,377	$36.89	$801,377	$36.89

Note 13—Income Taxes

The provision for income taxes in interim periods requires us to make a best estimate of the effective tax rate expected to be applicable for the full year, adjusted for any discrete items for the applicable period. This estimated effective tax rate is then applied to interim consolidated pre-tax operating income to determine the interim provision for income taxes.

The following table presents our provision for income tax and effective tax provision rate:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions)
Income before income taxes	$77	$190	$145	$383
Provision for income taxes	17	43	32	87

Effective tax provision rate	22.1%	22.5%	21.8%	22.7%

We believe that it is unlikely that our unrecognized tax benefits will change by a material amount during the next 12 months. We recognize interest and penalties related to unrecognized tax benefits in provision for income taxes.

Note 14 - Regulatory Matters

Regulatory Capital

We, along with the Bank, are subject to the Basel III based U.S. capital rules, including capital simplification rules adopted in 2020. Under these requirements, we must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional, discretionary actions by regulators that could have a material effect on the Consolidated Financial Statements.

To be categorized as “well-capitalized,” the Company and the Bank must maintain minimum tangible capital, Tier 1 capital, common equity Tier 1 and total capital ratios as set forth in the tables below. We, along with the Bank, are considered “well-capitalized” at both June 30, 2022 and December 31, 2021.

The following tables present the regulatory capital requirements under the applicable Basel III based U.S. capital rules:

Flagstar Bancorp	Actual		For Capital Adequacy Purposes		Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(Dollars in millions)
June 30, 2022
Tier 1 capital (to adjusted avg. total assets)	$2,900	12.17%	$953	4.0%	$1,192	5.0%
Common equity Tier 1 capital (to RWA)	2,660	13.22%	906	4.5%	1,308	6.5%
Tier 1 capital (to RWA)	2,900	14.41%	1,208	6.0%	1,610	8.0%
Total capital (to RWA)	3,155	15.68%	1,610	8.0%	2,013	10.0%
December 31, 2021
Tier 1 capital (to adjusted avg. total assets)	$2,798	10.54%	$1,062	4.0%	$1,327	5.0%
Common equity Tier 1 capital (to RWA)	2,558	13.19%	873	4.5%	1,261	6.5%
Tier 1 capital (to RWA)	2,798	14.43%	1,164	6.0%	1,552	8.0%
Total capital (to RWA)	3,080	15.88%	1,552	8.0%	1,940	10.0%

Flagstar Bank	Actual		For Capital Adequacy Purposes		Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(Dollars in millions)
June 30, 2022
Tier 1 capital (to adjusted avg. total assets)	$2,824	11.87%	$951	4.0%	$1,189	5.0%
Common equity Tier 1 capital (to RWA)	2,824	14.04%	905	4.5%	1,307	6.5%
Tier 1 capital (to RWA)	2,824	14.04%	1,207	6.0%	1,609	8.0%
Total capital (to RWA)	2,931	14.57%	1,609	8.0%	2,011	10.0%
December 31, 2021
Tier 1 capital (to adjusted avg. total assets)	$2,706	10.21%	$1,060	4.0%	$1,325	5.0%
Common equity Tier 1 capital (to RWA)	2,706	13.96%	872	4.5%	1,260	6.5%
Tier 1 capital (to RWA)	2,706	13.96%	1,163	6.0%	1,551	8.0%
Total capital (to RWA)	2,839	14.65%	1,551	8.0%	1,938	10.0%

Note 15 - Legal Proceedings, Contingencies and Commitments

Legal Proceedings

We and our subsidiaries are subject to various pending or threatened legal proceedings arising out of the normal course of business operations. In addition, the Bank is routinely named in civil actions throughout the country by borrowers and former borrowers relating to the closing, purchase, sale and servicing of mortgage loans. From time to time, governmental agencies also conduct investigations or examinations of various practices of the Bank. In the course of such investigations or examinations, the Bank cooperates with such agencies and provides information as requested.

We assess the liabilities and loss contingencies in connection with pending or threatened legal and regulatory proceedings on at least a quarterly basis and establish accruals when we believe it is probable that a loss may be incurred and that the amount of such loss can be reasonably estimated. Once established, litigation accruals are adjusted, as appropriate, in light of additional information. Payments made to settle our liabilities may differ from the contingency or fair value recorded due to factors that differ from our assumptions.

At June 30, 2022, we do not believe that the amount of any reasonably possible losses in excess of any amounts accrued with respect to ongoing proceedings or any other known claims will be material to our financial statements or that the ultimate outcome of these actions will have a materially adverse effect on our financial condition, results of operations or cash flows.

Other litigation accruals

At June 30, 2022 and December 31, 2021, our total accrual for contingent liabilities and settled litigation was $10 million and $9 million, respectively.

Commitments

In the normal course of business, we have various commitments outstanding which are not included on our Consolidated Statements of Financial Condition. The following table is a summary of the contractual amount of significant commitments:

	June 30, 2022	December 31, 2021

	(Dollars in millions)
Commitments to extend credit
Mortgage loan commitments including interest rate locks	$5,576	$5,539
Warehouse loan commitments	7,649	6,840
Commercial and industrial commitments	1,817	1,582
Other construction commitments	3,215	2,719
HELOC commitments	881	631
Other consumer commitments	692	273
Standby and commercial letters of credit	107	107

Commitments to extend credit are agreements to lend to a customer as long as there is not a violation of any condition established in the contract. Because many of these commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash flow requirements. Commitments generally have fixed expiration dates or other termination clauses. We evaluate each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by us, upon extension of credit is based on Management’s credit evaluation of the counterparties.

These instruments involve, to varying degrees, elements of credit and interest rate risk beyond the amount recognized on the Consolidated Statements of Financial Condition. Our exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. We utilize the same credit policies in making commitments and conditional obligations as we do for balance sheet instruments. The types of credit we extend are as follows:

Mortgage loan commitments including interest rate locks. We enter into mortgage loan commitments, including interest rate locks with our customers. These interest rate lock commitments are considered to be derivative instruments and the fair value of these commitments is recorded on the Consolidated Statements of Financial Condition in other assets. For further information, see Note 8 - Derivative Financial Instruments.

Warehouse loan commitments. Lines of credit provided to mortgage originators to fund loans they originate and then sell. The proceeds of the sale of the loans are used to repay the draw on the line used to fund the loans.

Commercial and industrial and other construction commitments. Conditional commitments issued under various terms to lend funds to businesses and other entities. These commitments include revolving credit agreements, term loan commitments and short-term borrowing agreements. Many of these loan commitments have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of these commitments are expected to expire without being funded, the total commitment amounts do not necessarily represent future liquidity requirements.

HELOC commitments. Commitments to extend, originate or purchase credit are primarily lines of credit to consumers and have specified rates and maturity dates. Many of these commitments also have adverse change clauses, which allow us to cancel the commitment due to deterioration in the borrowers’ creditworthiness or a decline in the collateral value.

Other consumer commitments. Conditional commitments issued to accommodate the financial needs of customers. The commitments are made under various terms to lend funds to consumers, which include revolving credit agreements, term loan commitments and short-term borrowing agreements.

Standby and commercial letters of credit. Conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit generally are contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party, while commercial letters of credit are issued specifically to facilitate commerce and typically result in the commitment being drawn on when the underlying transaction is consummated between the customer and the third party. These financial standby letters of credit irrevocably obligate the bank to pay a third-party beneficiary when a customer fails to repay an outstanding loan or debt instrument.

We maintain a reserve for estimated lifetime credit losses in unfunded commitments to extend credit. Unfunded commitments to extend credit include unfunded loans with available balances, new commitments to lend that are not yet funded and standby and commercial letters of credit. A reserve balance of $13 million at June 30, 2022 and $16 million at December 31, 2021, respectively, is reflected in other liabilities on the Consolidated Statements of Financial Condition. See Note 4 - Loans Held-for-Investment for additional information.

Supplemental executive retirement plan with former CEO. The Company entered into a supplemental executive retirement plan (“SERP”) with a former CEO in 2009. In the second quarter of 2021, we entered into a settlement agreement with the former CEO that terminates the SERP and all other prior employment agreements in exchange for a maximum payment of $6 million which remains subject to regulatory approval as of June 30, 2022.

Note 16—Fair Value Measurements

We utilize fair value measurements to record or disclose the fair value on certain assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability through an orderly transaction between market participants at the measurement date. The determination of fair values of financial instruments often requires the use of estimates. In cases where quoted market values in an active market are not available, we use present value techniques and other valuation methods to estimate the fair values of our financial instruments. These valuation models rely on market-based parameters when available, such as interest rate yield curves or credit spreads. Unobservable inputs may be based on Management’s judgment, assumptions and estimates related to credit quality, our future earnings, interest rates and other relevant inputs. These valuation methods require considerable judgment and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used.

Valuation Hierarchy

U.S. GAAP establishes a three-level valuation hierarchy for disclosure of fair value measurements. The hierarchy is based on the transparency of the inputs used in the valuation process with the highest priority given to quoted prices available in active markets and the lowest priority given to unobservable inputs where no active market exists, as discussed below:

Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets in which we can participate as of the measurement date,

Level 2 - Quoted prices for similar instruments in active markets and other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument, and

Level 3 - Unobservable inputs that reflect our own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input within the valuation hierarchy that is significant to the overall fair value measurement. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables present the financial instruments carried at fair value by caption on the Consolidated Statements of Financial Condition and by level in the valuation hierarchy.

	June 30, 2022
	Level 1	Level 2	Level 3	Total Fair Value

	(Dollars in millions)
Investment securities available-for-sale
Agency - Commercial	$—	$1,486	$—	$1,486
Agency - Residential	—	561	—	561
Municipal obligations	—	16	—	16
Corporate debt obligations	—	57	—	57
Other MBS	—	225	—	225
Certificate of deposit	—	1	—	1
Loans held-for-sale
Residential first mortgage loans	—	3,181	—	3,181
Loans held-for-investment
Residential first mortgage loans	—	21	—	21
Mortgage servicing rights	—	—	622	622
Derivative assets
Rate lock commitments (fallout-adjusted)	—	—	34	34
Futures	—	2	—	2
Mortgage-backed securities forwards	—	43	—	43
Interest rate swaps and swaptions	—	183	—	183

Total assets at fair value	$—	$5,776	$656	$6,432

Derivative liabilities
Rate lock commitments (fallout-adjusted)	$—	$—	$(9)	$(9)
Mortgage backed securities forwards	—	(31)	—	(31)
Interest rate swaps	—	(41)	—	(41)

Total liabilities at fair value	$—	$(72)	$(9)	$(81)

	December 31, 2021

	Level 1	Level 2	Level 3	Total Fair Value

	(Dollars in millions)
Loans held-for-sale
Residential first mortgage loans	$—	$4,920	$—	$4,920
Investment securities available-for-sale
Agency - Commercial	—	747	—	747
Agency - Residential	—	696	—	696
Other MBS	—	267	—	267
Corporate debt obligations	—	73	—	73
Municipal obligations	—	20	—	20
Certificate of deposit	—	1	—	1
Derivative assets
Interest rate swaps and swaptions	—	77	—	77
Rate lock commitments (fallout-adjusted)	—	—	54	54
Mortgage-backed securities forwards	—	10	—	10

Loans held-for-investment
Residential first mortgage loans	—	15	—	15
Home equity	—	—	1	1
Mortgage servicing rights	—	—	392	392

Total assets at fair value	$—	$6,826	$447	$7,273

Derivative liabilities
Mortgage-backed securities forwards	$—	$(14)	$—	$(14)
Interest rate swaps and swaptions	—	(5)	—	(5)
Rate lock commitments (fallout-adjusted)	—	—	(1)	(1)

Total liabilities at fair value	$—	$(19)	$(1)	$(20)

Fair Value Measurements Using Significant Unobservable Inputs

The following tables include a roll forward of the Consolidated Statements of Financial Condition amounts (including the change in fair value) for financial instruments classified by us within Level 3 of the valuation hierarchy:

	Balance at Beginning of Period	Total Gains (Losses) Recorded in Earnings	Purchases / Closings	Sales	Settlement	Transfers Out	Balance at End of Period

	(Dollars in millions)
Three Months Ended June 30, 2022
Assets
Mortgage servicing rights (1)	$523	$34	$97	$(32)	$—	$—	$622
Rate lock commitments (net) (1)(2)	(4)	19	47	—	—	(37)	25

Totals	$519	$53	$144	$(32)	$—	$(37)	$647

Three Months Ended June 30, 2021
Assets
Loans held-for-investment
Home equity	$2	$—	$—	$—	$—	$—	$2
Mortgage servicing rights (1)	428	(54)	64	(96)	—	—	342
Rate lock commitments (net) (1)(2)	74	47	179	—	—	(186)	114

Totals	$504	$(7)	$243	$(96)	$—	$(186)	$458

Liabilities
DOJ Liability	$(70)	$—	$—	$—	$70	$—	$—

Totals	$(70)	$—	$—	$—	$70	$—	$—

(1)

We utilized swaptions, futures, forward agency and loan sales and interest rate swaps to manage the risk associated with mortgage servicing rights and rate lock commitments. Gains and losses for individual lines do not reflect the effect of our risk management activities related to such Level 3 instruments.

(2)

Rate lock commitments are reported on a fallout-adjusted basis. Transfers out of Level 3 represent the settlement value of the commitments that are transferred to LHFS, which are classified as Level 2 assets.

	Balance at Beginning of Period	Total Gains (Losses) Recorded in Earnings	Purchases / Closings	Sales	Settlement	Transfers Out	Balance at End of Period

	(Dollars in millions)
Six Months Ended June 30, 2022
Assets
Mortgage servicing rights (1)	$392	$73	$189	$(32)	$—	$—	$622
Rate lock commitments (net) (1)(2)	53	(155)	148	—	—	(21)	25

Totals	$445	$(82)	$337	$(32)	$—	$(21)	$647

Six Months Ended June 30, 2021
Assets
Loans held-for-investment
Home equity	$2	$—	$—	$—	$—	$—	$2
Mortgage servicing rights (1)	329	(20)	129	(96)	—	—	342
Rate lock commitments (net) (1)(2)	208	(122)	384	—	—	(356)	114

Totals	$539	$(142)	$513	$(96)	$—	$(356)	$458

Liabilities
DOJ Liability	$(35)	$(35)	$—	$—	$70	$—	$—

Totals	$(35)	$(35)	$—	$—	$70	$—	$—

(1)

We utilized swaptions, futures, forward agency and loan sales and interest rate swaps to manage the risk associated with mortgage servicing rights and rate lock commitments. Gains and losses for individual lines do not reflect the effect of our risk management activities related to such Level 3 instruments.

(2)

Rate lock commitments are reported on a fallout-adjusted basis. Transfers out of Level 3 represent the settlement value of the commitments that are transferred to LHFS, which are classified as Level 2 assets.

The following tables present the quantitative information about recurring Level 3 fair value financial instruments and the fair value measurements as of:

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)

	(Dollars in millions)
June 30, 2022
Assets
Loans held-for-investment
Mortgage servicing rights	$622	Discounted cash flows	Option adjusted spread Constant prepayment rate Weighted average cost to service per loan	3.9% - 21.6% (6.2%) 0% - 9.8% (7.9%) $67 - $90 ($79)	(1)
Rate lock commitments (net)	$25	Consensus pricing	Origination pull-through rate	76.2%	(1)

(1)	Unobservable inputs were weighted by their relative fair value of the instruments.

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)

	(Dollars in millions)
December 31, 2021
Assets
Loans held-for-investment
Mortgage servicing rights	$392	Discounted cash flows	Option adjusted spread Constant prepayment rate Weighted average cost to service per loan	3.9% - 21.6% (7.1%) 0% - 11.1% (9.2%) $67 - $90 ($80)	(1)
Rate lock commitments (net)	$53	Consensus pricing	Origination pull-through rate	72.8%	(1)

(1)	Unobservable inputs were weighted by their relative fair value of the instruments.

Recurring Significant Unobservable Inputs

Home equity. The most significant unobservable inputs used in the fair value measurement of the HELOANs are discount rates, constant prepayment rates and default rates. The constant prepayment and default rates are based on a 12 month historical average. Significant increases (decreases) in the discount rate in isolation result in a significantly lower (higher) fair value measurement. Increases (decreases) in prepay rates in isolation result in a higher (lower) fair value and increases (decreases) in default rates in isolation result in a lower (higher) fair value.

MSRs. The significant unobservable inputs used in the fair value measurement of the MSRs are option adjusted spreads, prepayment rates and cost to service. Significant increases (decreases) in all three assumptions in isolation result in a significantly lower (higher) fair value measurement. Weighted average life (in years) is used to determine the change in fair value of MSRs. For June 30, 2022 and December 31, 2021, the weighted average life (in years) for the entire MSR portfolio was 7.4 and 5.8, respectively.

DOJ Liability. The DOJ Liability was settled for $70 million in the second quarter of 2021, fully satisfying the Amendment and reducing the liability to $0 at June 30, 2022. Prior to settlement, the significant unobservable inputs used in the fair value measurement of the DOJ Liability were the discount rate, asset growth rate, return on assets, dividend rate and potential ways we might be required to begin making DOJ Liability payments and our estimates of the likelihood of these outcomes, as further discussed in Note 15—Legal Proceedings, Contingencies and Commitments.

Rate lock commitments. The significant unobservable input used in the fair value measurement of the rate lock commitments is the pull through rate. The pull through rate is a statistical analysis of our actual rate lock fallout history to determine the sensitivity of the residential mortgage loan pipeline compared to interest rate changes and other deterministic values. New market prices are applied based on updated loan characteristics and new fallout ratios (i.e. the inverse of the pull through rate) are applied accordingly. Significant increases (decreases) in the pull through rate in isolation result in a significantly higher (lower) fair value measurement.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

We also have assets that are subject to measurement at fair value on a nonrecurring basis under certain conditions. The following table presents assets measured at fair value on a nonrecurring basis:

	Total (1)	Level 2	Level 3	Losses

	(Dollars in millions)
June 30, 2022
Loans held-for-sale (2)	$294	$294	$—	$(5)
Commercial loans	—	—	—	—
Impaired loans held-for-investment (2)
Residential first mortgage loans	68	—	68	(7)
Repossessed assets (3)	5	—	5	(1)

Totals	$367	$294	$73	$(13)

December 31, 2021
Loans held-for-sale (2)	$116	$116	$—	$(1)
Commercial loans	18	—	18	—
Impaired loans held-for-investment (2)
Residential first mortgage loans	36	—	36	(5)
Repossessed assets (3)	6	—	6	(1)

Totals	$176	$116	$60	$(7)

(1)	The fair values are determined at various dates dependent upon when certain conditions were met requiring fair value measurement.
(2)	Gains (losses) reflect fair value adjustments on assets for which we did not elect the fair value option.
(3)	Gains (losses) reflect write downs of repossessed assets based on the estimated fair value of the specific assets.

The following table presents the quantitative information about nonrecurring Level 3 fair value financial instruments and the fair value measurements:

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)

	(Dollars in millions)
June 30, 2022
Impaired loans held-for-investment
Residential first mortgage loans (1)	$68	Fair value of collateral	Loss severity discount	0% - 100% (9.0%)
Repossessed assets (1)	$5	Fair value of collateral	Loss severity discount	0% -78.2% (25.0%)
December 31, 2021
Impaired loans-held-for sale
Commercial loans HFS (2)	$18	Fair value of collateral	Market price	N/A
Impaired loans held-for-investment
Residential first mortgage loans (1)	$36	Fair value of collateral	Loss severity discount	0% - 100% (12.7%)
Repossessed assets (1)	$6	Fair value of collateral	Loss severity discount	0% -96.3% (19.8%)

(1)	Unobservable inputs were weighted by their relative fair value of the instruments.
(2)	Fair value has been determined based on an unobservable market price.

Nonrecurring Significant Unobservable Inputs

The significant unobservable inputs used in the fair value measurement of the impaired loans and repossessed assets are appraisals or other third-party price evaluations which incorporate measures such as recent sales prices for comparable properties.

Fair Value of Financial Instruments

The following tables present the carrying amount and estimated fair value of financial instruments that are carried either at fair value, cost, or amortized cost:

	June 30, 2022
		Estimated Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3

	(Dollars in millions)
Assets
Cash and cash equivalents	$435	$435	$435	$—	$—
Investment securities available-for-sale	2,346	2,346	—	2,346	—
Investment securities held-to-maturity	173	166	—	166	—
Loans held-for-sale	3,482	3,482	—	3,482	—
Loans held-for-investment	14,655	14,523	—	21	14,502
Loans with government guarantees	1,144	1,144	—	1,144	—
Mortgage servicing rights	622	622	—	—	622
Federal Home Loan Bank stock	329	329	—	329	—
Bank owned life insurance	369	369	—	369	—
Repossessed assets	5	5	—	—	5
Other assets, foreclosure claims	13	13	—	13	—
Derivative financial instruments, assets	262	262	—	228	34
Liabilities
Retail deposits
Demand deposits and savings accounts	$(9,141)	$(7,497)	$—	$(7,497)	$—
Certificates of deposit	(816)	(812)	—	(812)	—
Wholesale deposits	(836)	(807)	—	(807)	—
Government deposits	(1,717)	(1,532)	—	(1,532)	—
Company controlled deposits	(4,138)	(4,079)	—	(4,079)	—
Federal Home Loan Bank advances	(4,001)	(3,837)	—	(3,837)	—
Long-term debt	(394)	(339)	—	(339)	—
Derivative financial instruments, liabilities	(81)	(81)	—	(72)	(9)

	December 31, 2021
		Estimated Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3

	(Dollars in millions)
Assets
Cash and cash equivalents	$1,051	$1,051	$1,051	$—	$—
Investment securities available-for-sale	1,804	1,804	—	1,804	—
Investment securities held-to-maturity	205	209	—	209	—
Loans held-for-sale	5,054	5,054	—	5,054	—
Loans held-for-investment	13,408	13,453	—	14	13,439
Loans with government guarantees	1,650	1,650	—	1,650	—
Mortgage servicing rights	392	392	—	—	392
Federal Home Loan Bank stock	377	377	—	377	—
Bank owned life insurance	365	365	—	365	—
Repossessed assets	6	6	—	—	6
Other assets, foreclosure claims	7	7	—	7	—
Derivative financial instruments, assets	141	141	—	87	54
Liabilities
Retail deposits
Demand deposits and savings accounts	$(9,313)	$(8,469)	$—	$(8,469)	$—
Certificates of deposit	(951)	(952)	—	(952)	—
Wholesale deposits	(1,141)	(1,137)	—	(1,137)	—
Government deposits	(2,000)	(1,904)	—	(1,904)	—
Company controlled deposits	(4,604)	(4,580)	—	(4,580)	—
Federal Home Loan Bank advances and other	(3,280)	(3,288)	—	(3,288)	—
Long-term debt	(396)	(340)	—	(340)	—
Derivative financial instruments, liabilities	(20)	(20)	—	(19)	(1)

Fair Value Option

We elected the fair value option for certain items as discussed throughout the Notes to the Consolidated Financial Statements to more closely align the accounting method with the underlying economic exposure. Interest income on LHFS is accrued on the principal outstanding primarily using the “simple-interest” method.

The following table reflects the change in fair value included in earnings of financial instruments for which the fair value option has been elected:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in millions)
Assets
Loans held-for-sale
Net gain on loan sales	$(182)	$214	$(476)	$127
Liabilities
Other noninterest expense	$—	$—	$—	$35

The following table reflects the difference between the aggregate fair value and aggregate remaining contractual principal balance outstanding for assets and liabilities for which the fair value option has been elected:

	June 30, 2022			December 31, 2021
	UPB	Fair Value	Fair Value Over / (Under) UPB	UPB	Fair Value	Fair Value Over / (Under) UPB

	(Dollars in millions)
Assets
Nonaccrual loans
Loans held-for-sale	$21	$18	$(3)	$18	$16	$(2)
Loans held-for-investment	13	10	(3)	15	13	(2)

Total nonaccrual loans	$34	$28	$(6)	$33	$29	$(4)
Other performing loans
Loans held-for-sale	$3,229	$3,163	$(66)	$4,790	$4,904	$114
Loans held-for-investment	14	11	(3)	5	3	(2)

Total other performing loans	$3,243	$3,174	$(69)	$4,795	$4,907	$112
Total loans
Loans held-for-sale	$3,250	$3,181	$(69)	$4,808	$4,920	$112
Loans held-for-investment	27	21	(6)	20	16	(4)

Total loans	$3,277	$3,202	$(75)	$4,828	$4,936	$108

Note 17 - Segment Information

Our operations are conducted through three operating segments: Community Banking, Mortgage Originations and Mortgage Servicing. The Other segment includes the remaining reported activities. Operating segments are defined as components of an enterprise that engage in business activity from which revenues are earned and expenses are incurred for which discrete financial information is available that is evaluated regularly by executive management in deciding how to allocate resources and in assessing performance. The operating segments have been determined based on the products and services offered and reflect the manner in which financial information is currently evaluated by Management. Each segment operates under the same banking charter, but is reported on a segmented basis for this report. Each of the operating segments is complementary to each other and because of the interrelationships of the segments, the information presented is not indicative of how the segments would perform if they operated as independent entities.

As a result of Management’s evaluation of our segments, effective January 1, 2022, certain administrative departments have been realigned between the Community Banking and the Other segment. The income and expenses relating to these changes are reflected in our financial statements and all prior period segment financial information has been recast to conform to the current presentation.

The Community Banking segment originates loans, provides deposits and fee-based services to consumer, business, and mortgage lending customers through its Branch Banking, Business Banking and Commercial Banking, Government Banking and Warehouse Lending. Products offered through these groups include checking accounts, savings accounts, money market accounts, CD, consumer loans, commercial loans, CRE loans, home builder finance loans and warehouse lines of credit. Other financial services available include consumer and corporate card services, customized treasury management solutions, merchant services and capital markets services such as loan syndications, and investment and insurance products and services. The interest income on LHFI is recognized in the Community Banking segment, excluding residential first mortgages and newly originated home equity products within the Mortgage Originations segment.

The Mortgage Originations segment originates and acquires one-to-four family residential mortgage loans to sell or hold on our balance sheet. Loans originated-to-sell comprise the majority of the lending activity. These loans are originated through mortgage branches, call centers, the Internet and third-party counterparties. The Mortgage Originations segment recognizes interest income on loans that are held-for-sale and the gains from sales associated with these loans, along with the interest income on residential mortgages and newly originated home equity products within LHFI.

The Mortgage Servicing segment services and subservices mortgage and other consumer loans for others on a fee for service basis and may also collect ancillary fees and earn income through the use of noninterest-bearing escrows. Revenue for those serviced and subserviced loans is earned on a contractual fee basis, with the fees varying based on our responsibilities and the status of the underlying loans. The Mortgage Servicing segment also services loans for our LHFI portfolio and our own LHFS portfolio in the Mortgage Originations segment, for which it earns revenue via an intercompany service fee allocation.

The Other segment includes the treasury functions, which include the impact of interest rate risk management, balance sheet funding activities and the administration of the investment securities portfolios, as well as miscellaneous other expenses of a corporate nature. In addition, the Other segment includes revenue and expenses related to treasury and corporate assets and liabilities and equity not directly assigned or allocated to the Community Banking, Mortgage Originations or Mortgage Servicing operating segments.

Revenues are comprised of net interest income (before the provision (benefit) for credit losses) and noninterest income. Noninterest expenses and a majority of provision (benefit) for income taxes, are allocated to each operating segment. Provision for credit losses is allocated to segments based on net charge-offs and changes in outstanding balances. In contrast, the level of the consolidated provision for credit losses is determined based on an allowance model using the methodologies described in Item 2 – MD&A. The net effect of the credit provision is recorded in the Other segment. Allocation methodologies may be subject to periodic adjustment as the internal management accounting system is revised and the business or product lines within the segments change.

The following tables present financial information by business segment for the periods indicated:

	Three Months Ended June 30, 2022
	Community Banking	Mortgage Originations	Mortgage Servicing	Other (1)	Total

	(Dollars in millions)
Summary of Operations
Net interest income	$136	$46	$4	$7	$193
Provision (benefit) for credit losses	13	(6)	—	(16)	(9)

Net interest income after provision (benefit) for credit losses	123	52	4	23	202

Net gain on loan sales	—	27	—	—	27
Loan fees and charges	—	7	22	—	29
Net return on mortgage servicing rights	—	22	—	—	22
Loan administrative (expense) income	(1)	(7)	44	(3)	33
Other noninterest income (expense)	19	(5)	—	6	20

Total noninterest income	18	44	66	3	131

Compensation and benefits	28	37	18	39	122
Commissions	—	22	—	—	22
Loan processing expense	1	9	12	1	23
General, administrative and other	34	4	23	28	89

Total noninterest expense	63	72	53	68	256

Income (loss) before indirect overhead allocations and income taxes	78	24	17	(42)	77
Indirect overhead allocation (expense) income	(12)	(16)	(7)	35	—
Provision for income taxes	11	—	2	4	17

Net income	$55	$8	$8	$(11)	$60

Intersegment revenue (expense)	$14	$5	$10	$(29)	$—

Average balances
Loans held-for-sale	$5	$3,566	$—	$—	$3,571
Loans with government guarantees	—	1,161	—	—	1,161
Loans held-for-investment (2)	11,577	1,766	—	(4)	13,339
Total assets	11,962	7,807	134	3,964	23,867
Deposits	11,744	34	4,764	946	17,488

(1)	Includes offsetting adjustments made to reclassify income and expenses relating to operating leases and custodial deposits for subservicing clients.
(2)	Includes adjustment made to reclassify operating lease assets to LHFI.

	Three Months Ended June 30, 2021
	Community Banking	Mortgage Originations	Mortgage Servicing	Other (1)	Total

	(Dollars in millions)
Summary of Operations
Net interest income	$149	$58	$3	$(27)	$183
Provision (benefit) for credit losses	1	(2)	—	(43)	(44)

Net interest income after benefit for credit losses	148	60	3	16	227

Net gain on loan sales	—	168	—	—	168
Loan fees and charges	—	18	19	—	37
Net return on mortgage servicing rights	—	(5)	—	—	(5)
Loan administrative (expense) income	—	(9)	40	(3)	28
Other noninterest income	15	2	—	7	24

Total noninterest income	15	174	59	4	252

Compensation and benefits	25	49	16	32	122
Commissions	1	50	—	—	51
Loan processing expense	2	12	8	—	22
General, administrative and other	1	20	21	52	94

Total noninterest expense	29	131	45	84	289

Income (loss) before indirect overhead allocations and income taxes	134	103	17	(64)	190
Indirect overhead allocation (expense) income	(9)	(16)	(5)	30	—
Provision (benefit) for income taxes	26	18	3	(4)	43

Net income (loss)	$99	$69	$9	$(30)	$147

Intersegment revenue (expense)	$45	$(1)	$11	$(55)	$—

Average balances
Loans held-for-sale	$22	$6,880	$—	$—	$6,902
Loans with government guarantees	—	2,344	—	—	2,344
Loans held-for-investment (2)	11,827	1,838	—	24	13,689
Total assets	12,175	12,021	268	3,547	28,011
Deposits	11,694	23	6,179	1,174	19,070

(1)	Includes offsetting adjustments made to reclassify income and expenses relating to operating leases and custodial deposits for subservicing clients.
(2)	Includes adjustment made to reclassify operating lease assets to LHFI.

	Six Months Ended June 30, 2022
	Community Banking	Mortgage Originations	Mortgage Servicing	Other (1)	Total

	(Dollars in millions)
Summary of Operations
Net interest income	$258	$102	$7	$(9)	$358
Provision (benefit) for credit losses	35	(3)	—	(45)	(13)

Net interest income after benefit for credit losses	223	105	7	36	371

Net gain on loan sales	—	72	—	—	72
Loan fees and charges	—	13	43	—	56
Net return on mortgage servicing rights	—	51	—	—	51
Loan administrative (expense) income	(1)	(14)	87	(6)	66
Other noninterest (expense) income	37	(4)	—	13	46

Total noninterest income	36	118	130	7	291

Compensation and benefits	56	82	34	77	249
Commissions	1	47	—	—	48
Loan processing expense	3	18	21	2	44
General, administrative and other	52	15	44	65	176

Total noninterest expense	112	162	99	144	517

Income (loss) before indirect overhead allocations and income taxes	147	61	38	(101)	145
Indirect overhead allocation (expense) income	(22)	(31)	(13)	66	—
Provision (benefit) for income taxes	23	4	5	—	32

Net income (loss)	$102	$26	$20	$(35)	$113

Intersegment revenue (expense)	$36	$14	$19	$(69)	$—

Average balances
Loans held-for-sale	$11	$4,187	$—	$1	$4,199
Loans with government guarantees	—	1,282	(1)	—	1,281
Loans held-for-investment (2)	11,261	1,605	—	(3)	12,863
Total assets	11,646	8,248	150	3,969	24,013
Deposits	11,874	38	4,890	985	17,787

(1)	Includes offsetting adjustments made to reclassify income and expenses relating to operating leases and custodial deposits for subservicing clients.
(2)	Includes adjustment made to reclassify operating lease assets to LHFI.

	Six Months Ended June 30, 2021
	Community Banking	Mortgage Originations	Mortgage Servicing	Other (1)	Total

	(Dollars in millions)
Summary of Operations
Net interest income	$305	$114	$7	$(55)	$371
Provision (benefit) for credit losses	(13)	(4)	—	(55)	(72)

Net interest income after benefit for credit losses	318	118	7	—	443

Net gain on loan sales	—	395	—	—	395
Loan fees and charges	1	41	37	—	79
Net return on mortgage servicing rights	—	(5)	—	—	(5)
Loan administrative (expense) income	—	(20)	80	(6)	54
Other noninterest income	34	5	—	14	53

Total noninterest income	35	416	117	8	576

Compensation and benefits	51	103	32	80	266
Commissions	1	111	—	—	112
Loan processing expense	3	23	15	2	43
General, administrative and other	33	42	44	96	215

Total noninterest expense	88	279	91	178	636

Income (loss) before indirect overhead allocations and income taxes	265	255	33	(170)	383
Indirect overhead allocation (expense) income	(19)	(35)	(10)	64	—
Provision (benefit) for income taxes	52	46	5	(16)	87

Net income (loss)	$194	$174	$18	$(90)	$296

Intersegment revenue (expense)	$59	$(3)	$22	$(78)	$—

Average balances
Loans held-for-sale	$11	$7,170	$—	$—	$7,181
Loans with government guarantees	—	2,422	—	—	2,422
Loans held-for-investment (2)	12,314	1,958	—	27	14,299
Total assets	12,668	12,515	329	3,520	29,032
Deposits	11,749	19	6,665	1,121	19,554

(1)	Includes offsetting adjustments made to reclassify income and expenses relating to operating leases and custodial deposits for subservicing clients.
(2)	Includes adjustment made to reclassify operating lease assets to LHFI.

Note 18 - Recently Issued Accounting Pronouncements

Adoption of New Accounting Standards

We did not adopt any ASU’s during the quarter ended June 30, 2022.

Accounting Standards Issued But Not Yet Adopted

The expected impact of applicable material accounting pronouncements recently issued or proposed but not yet required to be adopted are discussed in the table below.

Standard	Description	Effective Date
ASU 2022-02 Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures

ASU 2022-02 eliminates prior accounting guidance for TDRs, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. The standard also requires that an entity disclose current-period gross charge-offs by year of origination for financing receivables and net investments in leases.

Adoption of this amendment is not expected to have a material impact on our results of operations or financial position, but is expected to result in additional disclosure requirements.
The amendments in this update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. An entity has the option to apply a modified retrospective transition method, resulting in a cumulative-effect adjustment to retained earnings in the period of adoption. Early adoption is permitted in any interim period.